Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

ENVIRONMENTAL IMPACT ACQUISITION CORP.,

HONEY BEE MERGER SUB, INC.

AND

GREENLIGHT BIOSCIENCES, INC.

DATED AS OF AUGUST 9, 2021

i

ANNEXES AND EXHIBITS

Annex A	PIPE Investors
Annex B	Supporting Company Shareholders
Exhibit A	Form of Sponsor Letter Agreement
Exhibit B	Form of PIPE Subscription Agreement
Exhibit C	Form of Investor Rights Agreement
Exhibit D	Form of Transaction Support Agreement
Exhibit E	Form of Letter of Transmittal
Exhibit F	Form of Amended and Restated Certificate of Incorporation of ENVI
Exhibit G	Form of Amended and Restated Bylaws of ENVI
Exhibit H	Form of Company Shareholder Written Consent
Exhibit I	Form of ENVI Incentive Equity Plan
Exhibit J	Form of ENVI Employee Stock Purchase Plan

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of August 9, 2021, is made by and among Environmental Impact Acquisition Corp., a Delaware corporation (“ENVI”), Honey Bee Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and GreenLight Biosciences, Inc., a Delaware corporation (the “Company”). ENVI, Merger Sub and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) ENVI is a blank check company incorporated in Delaware on July 2, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and (b) Merger Sub is a wholly owned Subsidiary of ENVI that was formed for purposes of consummating the transactions contemplated by this Agreement and the applicable Ancillary Documents;

WHEREAS, pursuant to the Governing Documents of ENVI, ENVI is required to provide an opportunity for its shareholders to have all or a portion of their outstanding ENVI Class A Shares redeemed on the terms and subject to the conditions set forth therein in connection with the consummation of the transactions contemplated hereby;

WHEREAS, as of the date of this Agreement, CG Investments Inc. VI, a Canadian corporation (the “ENVI Sponsor”), and the Other Class B Shareholders collectively own 5,175,000 ENVI Class B Shares;

WHEREAS, concurrently with the execution of this Agreement, the ENVI Sponsor, the Other Class B Shareholders, ENVI and the Company are entering into the sponsor letter agreement, substantially in the form attached hereto as Exhibit A (the “Sponsor Letter Agreement”), pursuant to which the ENVI Sponsor and each Other Class B Shareholder has agreed to (a) vote in favor of this Agreement and the transactions contemplated hereby (including the Merger), (b) waive any adjustment to the conversion ratio set forth in the Governing Documents of ENVI or any other anti-dilution or similar protection with respect to the ENVI Class B Shares (whether resulting from the transactions contemplated by the PIPE Subscription Agreements or otherwise), in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement, (c) subject to certain exceptions, not, directly or indirectly, sell, assign, transfer (including by operation of law), create any Lien or pledge, dispose of or otherwise encumber any securities or other equity interests of ENVI or otherwise agree to do any of the foregoing, and (d) not solicit, initiate, knowingly induce, knowingly encourage, knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or could reasonably be expected to lead to, an ENVI Acquisition Proposal;

WHEREAS, on the Closing Date, Merger Sub will merge with and into the Company, with the Company as the Surviving Company in the Merger and, after giving effect to such Merger, the Company will be a wholly owned Subsidiary of ENVI, and each Company Share will be automatically converted as of the Effective Time into the right to receive a portion of the Transaction Share Consideration, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, the investors set forth on Annex A hereto (the “PIPE Investors”) are entering into a subscription agreement, substantially in the form attached hereto as Exhibit B, (each, as amended, restated or otherwise modified from time to time in accordance with its terms, the “PIPE Subscription Agreements”), pursuant to which, among other things, each PIPE Investor has agreed to subscribe for and purchase on the Closing Date, and ENVI has agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of ENVI Class A Shares set forth in the applicable PIPE Subscription Agreement in exchange for the purchase price set forth therein (the aggregate purchase price under all PIPE Subscription Agreements, collectively, the “PIPE Financing Amount”, and the equity financing under all PIPE Subscription Agreements, collectively, the “PIPE Financing”), in each case, on the terms and subject to the conditions set forth therein;

WHEREAS, concurrently with the execution of this Agreement, each of ENVI, the ENVI Sponsor, certain Company Shareholders, and each of the Other Class B Shareholders are entering into an investor rights agreement, substantially in the form attached hereto as Exhibit C (the “Investor Rights Agreement”), pursuant to which, among other things, each of the ENVI Sponsor, the Company Shareholders party thereto and any such Other Class B Shareholders (a) will agree not to effect any sale or distribution of any Equity Securities of ENVI held by any of them during the lock-up period described therein and (b) will be granted certain registration rights with respect to their respective ENVI Shares, in each case, on the terms and subject to the conditions set forth therein;

WHEREAS, the members of the board of directors of ENVI (the “ENVI Board”) present at the meeting of the ENVI Board, have unanimously (a) approved this Agreement, the Ancillary Documents to which ENVI is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, the adoption and approval of this Agreement and the transactions contemplated by this Agreement (including the Merger) by the holders of ENVI Shares entitled to vote thereon;

WHEREAS, the board of directors of Merger Sub has unanimously (a) approved and adopted this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, the adoption and approval of this Agreement and the transactions contemplated by this Agreement (including the Merger) by ENVI, as the sole stockholder of Merger Sub;

WHEREAS, ENVI, as the sole stockholder of Merger Sub, will as promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) approved and adopted this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger) by the holders of Company Shares entitled to vote thereon (such recommendation, the “Company Board Recommendation”);

WHEREAS, concurrently with the execution of this Agreement, each Company Shareholder set forth on Annex B hereto (collectively, the “Supporting Company Shareholders”) will duly execute and deliver to ENVI a transaction support agreement, substantially in the form attached hereto as Exhibit D (collectively, the “Transaction Support Agreements”), pursuant to which each such Supporting Company Shareholder will agree to, among other things, (a) support and vote in favor of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of immediately prior to the Effective Time, (c) subject to certain exceptions, not, directly or indirectly, sell, assign, transfer (including by operation of law), create any Lien or pledge, dispose of or otherwise encumber any securities or other equity interests of the Company or otherwise agree to do any of the foregoing, and (d) not solicit, initiate, knowingly induce, knowingly encourage, knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal;

WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code to which ENVI and the Company are parties within the meaning of Section 368(b) of the Code and Treasury Regulations promulgated thereunder and (b) the Merger (or, if applicable, the Alternative Transaction Structure) constitutes a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code (clauses (a) and (b), the “Intended Tax Treatment”); and

WHEREAS, in connection with the Closing, ENVI shall be renamed “GreenLight Biosciences, Inc.” and shall trade publicly on Nasdaq under a new ticker symbol selected by the Company.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Additional ENVI SEC Reports” has the meaning set forth in Section 4.7.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “Control” or “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. Notwithstanding the foregoing or anything to the contrary herein, the Affiliates of the ENVI Sponsor shall not be deemed to include Canaccord Genuity LLC.

“Affiliate Agreements” has the meaning set forth in Section 3.7(a)(xv).

“Aggregate Closing PIPE Proceeds” means the aggregate cash proceeds actually received in respect of the PIPE Financing (whether on or prior to the Closing Date) and held in a bank account owned and controlled by an ENVI Party on the Closing Date (and, for the avoidance of doubt, after giving effect to the funding of the PIPE Financing on such date and before giving effect to the payment of any Unpaid ENVI Expenses or Unpaid ENVI Liabilities). Notwithstanding the foregoing, in no event shall the Aggregate Closing PIPE Proceeds include any cash that is ENVI Excluded Cash.

“Aggregate Transaction Proceeds” means an amount equal to (a) the sum of (i) the aggregate cash proceeds available for release to any ENVI Party from the Trust Account in connection with the transactions contemplated hereby (which amount, for the avoidance of doubt and without duplication, shall be calculated after giving effect to the ENVI Shareholder Redemption (i.e., reduced by the aggregate amount payable with respect to all ENVI Shareholder Redemptions, notwithstanding that such amounts may not have been paid out of the Trust Account at such time) and the distribution of any other amounts paid or payable to any Person other than an ENVI Party (or, if so requested in writing by the Company and agreed to in writing by ENVI prior to the Effective Time, the Company) from the Trust Account as provided in the Trust Agreement (i.e., reduced by any distribution of any such other amounts) (collectively, the “Trust Satisfied Obligations”)) and (ii) the Aggregate Closing PIPE Proceeds, minus (b) the Unpaid ENVI Expenses and the Unpaid ENVI Liabilities.

“Aggregate Transaction Proceeds Schedule” has the meaning set forth in Section 2.3(b).

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.3(a).

“Allocation Schedule Principles” has the meaning set forth in Section 2.3(a).

“Alternative Transaction Structure” has the meaning set forth in Section 5.5(a)(ii).

“Ancillary Documents” means the Investor Rights Agreement, Sponsor Letter Agreement, the PIPE Subscription Agreements, the Transaction Support Agreements, the Letters of Transmittal and each other agreement, document, instrument and/or certificate executed, or contemplated to be executed, in connection with the transactions contemplated hereby, including the Merger.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), and (b) any other anti-bribery or anti-corruption Laws or Orders related to combatting bribery, corruption and money laundering.

“Antitrust Laws” means all Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or lessening of competition through merger or acquisition, and the rules and regulations promulgated thereunder, including the HSR Act.

“Assumed Warrant” has the meaning set forth in Section 2.4(b).

“Business Combination Proposal” has the meaning set forth in Section 5.9.

“Business Day” means a day, other than a Saturday or Sunday, on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining when any payment is due, commercial banks in New York, New York are open for the general transaction of business.

“CBA” means any collective bargaining agreement or other Contract with any labor union, labor organization, or works council.

“Certificate of Merger” has the meaning set forth in Section 2.1(b).

“Certificates” has the meaning set forth in Section 2.1(g).

“Closing” has the meaning set forth in Section 2.2.

“Closing Company Audited Financial Statements” has the meaning set forth in Section 5.19(a).

“Closing Company Financial Statements” has the meaning set forth in Section 5.19(a).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Notice” has the meaning set forth in the PIPE Subscription Agreements.

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means (a) any direct or indirect acquisition (or other business combination), in one or a series of related transactions, (i) of the Equity Securities of the Company, in each case, that, if consummated, would result in a Person acquiring beneficial ownership of 15% or more of any class of outstanding voting Equity Securities of the Company or 15% or more of the outstanding voting Equity Securities of the Company (regardless of class) or (ii) of all or a portion of assets or businesses of the Group Companies which constitute 15% or more of the fair market value of the Group Companies, taken as a whole (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of

Equity Securities, tender offer or otherwise), or (b) any direct or indirect acquisition, in one or a series of related transactions, of 15% or more of any class of outstanding voting Equity Securities of the Company or 15% or more of the outstanding voting Equity Securities of the Company (regardless of class) (in each case of clauses (a) and (b) other than pursuant to the exercise or conversion of Company Options or Company Warrants in accordance with the terms of the Company Equity Plan, the underlying grant, award or similar agreement (as applicable)). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or any transaction with any ENVI Party shall constitute (in whole or in part) a Company Acquisition Proposal.

“Company Affiliated Party” has the meaning set forth in Section 3.19.

“Company Affiliated Party Transactions” has the meaning set forth in Section 3.19.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Board Recommendation” has the meaning set forth in the recitals to this Agreement.

“Company Certificate of Incorporation” means the Sixth Amended and Restated Certificate of Incorporation of the Company.

“Company Change of Control Payment” means any success, change of control, retention, transaction bonus or other similar payment or amount that any Group Company is required to pay to any current or former officer, director or employee of the Company or any other Company Affiliated Party (including any “double trigger” payments or similar amounts that may become due and payable based upon the occurrence of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents followed by or combined with one or more additional circumstances, matters or events) pursuant to the express terms of any plan, policy, arrangement or Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective assets are bound as of or prior to the Closing, in each case, as a result of the consummation of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents; provided, however, that “Company Change of Control Payment” shall not include (a) the ENVI Class A Shares to be issued in respect of or that will become subject to, as applicable, the Rollover Options or the Assumed Warrants at the Effective Time on the terms and subject to the conditions of this Agreement, or (b) for the avoidance of doubt, Liabilities that become payable on the basis that any Group Company has breached, defaulted or failed to comply with or perform any obligations or covenants under a Contract.

“Company Common Shares” means shares of common stock, par value $0.001 per share, of the Company designated as “Common Stock” pursuant to the Company Certificate of Incorporation.

“Company D&O Persons” has the meaning set forth in Section 5.17(a).

“Company Designee” has the meaning set forth in Section 5.18(c).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to ENVI by the Company on the date of this Agreement.

“Company Dissenting Shareholders” has the meaning set forth in Section 2.7.

“Company Dissenting Shares” has the meaning set forth in Section 2.7.

“Company Equity Award” means, as of any determination time, each Company Option, each Company Restricted Share and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive any Equity Security of any Group Company under any Company Equity Plan or otherwise that is outstanding.

“Company Equity Plan” means the Company’s 2012 Stock Incentive Plan and each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Equityholders” means, collectively, the Company Shareholders, the holders of Company Equity Awards and the holders of Company Warrants as of any determination time prior to the Effective Time.

“Company Expenses” means, as of any determination time, the aggregate amount, without duplication, of all fees, expenses, costs, disbursements, commissions or other amounts incurred by or on behalf of any Group Company or that any Group Company is obligated to pay, whether or not such amounts are due and payable, in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of the HSR Act filing fees; provided, however, notwithstanding the foregoing or anything to the contrary herein, the Company Expenses shall not include any ENVI Expenses or any fees, expenses, commissions or other amounts that are expressly contemplated to be allocated to and paid by the ENVI Parties pursuant to this Agreement or any Ancillary Document.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Section 3.2(a) through Section 3.2(c), Section 3.2(d) and Section 3.2(f) (Capitalization of the Group Companies), Section 3.3 (Authority) and Section 3.17 (Brokers).

“Company IT Systems” means all computer systems, Software and hardware, communication systems, servers, network equipment and related documentation, including any outsourced systems and Processes, in each case, relied on, owned, licensed or leased by a Group Company.

“Company Knowledge Parties” has the meaning set forth in Section 8.12.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than a Group Company) that is licensed to any Group Company.

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Group Companies, taken as a whole, or (b) the ability of the Company to consummate the Merger, in each case, in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws or accounting standards (including legally binding interpretations thereof), (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the execution or public announcement of this Agreement or the pendency or the consummation of the transactions contemplated hereby or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID- 19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or clause (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonable be expected to occur to the extent such change, event, effect or occurrence has or has had a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.

“Company Option” means, as of any determination time, each option to purchase Company Common Shares that is outstanding and unexercised, whether granted under a Company Equity Plan or otherwise (which, for the avoidance of doubt, shall not include any Company Warrant).

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned or purported to be owned by the Group Companies.

“Company Preferred Shares” means, collectively, the Company Series A Preferred Shares, the Company Series B Preferred Shares, the Company Series C Preferred Shares and the Company Series D Preferred Shares.

“Company Product” means each platform or product candidate that is being researched, tested, developed or manufactured by or on behalf of the Group Companies.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by or filed by or in the name of any Group Company that has not been cancelled, expired, lapsed, or been abandoned.

“Company Required Shareholder Approval” has the meaning set forth in Section 3.3.

“Company Restricted Share” means a Company Common Share that is subject to vesting and forfeiture, whether granted under a Company equity plan or otherwise.

“Company Series A Preferred Shares” means shares of preferred stock, par value $0.001 per share, of the Company designated as (i) “Series A-1 Preferred Stock,” (ii) “Series A-2 Preferred Stock,” and (iii) “Series A-3 Preferred Stock,” pursuant to the Company Certificate of Incorporation.

“Company Series B Preferred Shares” means shares of preferred stock, par value $0.001 per share, of the Company designated as “Series B Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Series C Preferred Shares” means shares of preferred stock, par value $0.001 per share, of the Company designated as “Series C Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Series D Preferred Shares” means shares of preferred stock, par value $0.001 per share, of the Company designated as “Series D Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Shareholder Written Consent” has the meaning set sort in Section 5.14(a).

“Company Shareholder Written Consent Deadline” has the meaning set sort in Section 5.14(a).

“Company Shareholders” means, collectively, the holders of Company Shares as of any determination time prior to the Effective Time.

“Company Shareholders Agreement” means, collectively, (a) the Fifth Amended and Restated Investors’ Rights Agreement, dated June 15, 2020, by and among the Company and the Company Shareholders party thereto, (b) the Fifth Amended and Restated Voting Agreement, dated June 15, 2020, by and among the Company and the Company Shareholders party thereto and (c) the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated June 15, 2020, by and among the Company and the Company Shareholders party thereto.

“Company Shares” means, collectively, the Company Series A Preferred Shares, the Company Series B Preferred Shares, the Company Series C Preferred Shares, the Company Series D Preferred Shares and the Company Common Shares.

“Company Warrants” means any warrant to purchase shares of Company Shares.

“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement, dated as of February 12, 2021, by and between the Company and ENVI.

“Consent” means any notice, authorization, qualification, registration, filing, notification, Permit, waiver, Order, consent, clearance, waiting period expiration or termination, or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contract” or “Contracts” means any agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Conversion Ratio” means, as to each class of capital stock of the Company, the conversion ratio for such class of stock set forth in the Governing Documents of the Company.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“Creator” has the meaning set forth in Section 3.13(d).

“Designated Material Contracts” has the meaning set forth in Section 5.1(b)(vii).

“DGCL” means the Delaware General Corporate Law.

“Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

“Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (d)(2)(iii) or (d)(3) is applicable.

“DPA” had the meaning set forth in Section 4.20.

“Effective Time” has the meaning set forth in Section 2.1(b).

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other benefit or compensatory plan, program, policy or Contract that any Group Company maintains, sponsors or contributes to, or under or with respect to which any Group Company has any Liability, other than any plan or program sponsored or maintained by a Governmental Entity.

“Employee Stock Purchase Plan Proposal” has the meaning set forth in Section 5.9.

“ENVI” means Environmental Impact Acquisition Corp., a Delaware corporation, and anticipated to be renamed GreenLight Biosciences, Inc., a Delaware corporation.

“ENVI Acquisition Proposal” means (a) any direct or indirect acquisition (or other business combination), in one or a series of related transactions under which ENVI or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets, Equity Securities or businesses of any other Persons(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise), (b) any equity, debt or similar investment in ENVI or any of its controlled Affiliates or (c) any other “Business Combination” as defined in the Prospectus. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute an ENVI Acquisition Proposal.

“ENVI Affiliated Party” has the meaning set forth in Section 4.12.

“ENVI Affiliated Party Transactions” has the meaning set forth in Section 4.12.

“ENVI Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other benefit or compensatory plan, program, policy or Contract that ENVI, Merger Sub or any of their Subsidiaries maintains, sponsors or contributes to, or under or with respect to which ENVI, Merger Sub or any of their Subsidiaries has any Liability, other than any plan or program sponsored or maintained by a Governmental Entity.

“ENVI Board” has the meaning set forth in the recitals to this Agreement.

“ENVI Board Recommendation” has the meaning set forth in Section 5.9.

“ENVI Change in Recommendation” has the meaning set forth in Section 5.9.

“ENVI Change of Control Payment” means any success, change of control, retention, transaction bonus or other similar payment or amount that any ENVI Party is required to pay to any current or former officer, director or employee of ENVI or any other ENVI Affiliated Party (including any “double trigger” payments or similar amounts that may become due and payable based upon the occurrence of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents followed by or combined with one or more additional circumstances, matters or events) pursuant to the express terms of any plan, policy, arrangement or Contract, to which any ENVI Party is a party or by which any of the

ENVI Parties’ assets are bound as of or prior to the Closing, in each case, as a result of the consummation of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents; provided, however, that “ENVI Change of Control Payment” shall not include any ENVI Expenses, or, for the avoidance of doubt, any Liabilities that become payable on the basis any ENVI Party has breached, defaulted or failed to comply with or perform any obligations or covenants under a Contract.

“ENVI Class A Shares” means ENVI’s shares of Class A common stock, par value $0.0001 per share.

“ENVI Class B Shares” means ENVI’s shares of Class B common stock, par value $0.0001 per share.

“ENVI Common Stock” means, collectively, (i) ENVI Class A Shares and (ii) ENVI Class B Shares.

“ENVI D&O Persons” has the meaning set forth in Section 5.16(a).

“ENVI Designee” has the meaning set forth in Section 5.18(b).

“ENVI Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by ENVI on the date of this Agreement in connection with the execution of this Agreement.

“ENVI Employee Stock Purchase Plan” has the meaning set forth in Section 5.20.

“ENVI Excluded Cash” means, without duplication of the Trust Satisfied Obligations or any other amounts included within clause (b) of the definition of Aggregate Transaction Proceeds, any cash of the ENVI Parties that is not freely usable by such ENVI Party because of restrictions or limitations on use by any Contract to which an ENVI Party is bound (other than, for the avoidance of doubt, any restrictions or limitations on use under this Agreement or the Ancillary Documents).

“ENVI Expenses” means, as of any determination time, the aggregate amount, without duplication, of all fees, expenses, costs, disbursements, commissions or other amounts incurred by or on behalf of any ENVI Party or that any ENVI Party is obligated to pay, whether or not such amounts are due and payable, in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, underwriters, advisors, brokers, placement agents, investment bankers, consultants, or other agents or service providers of any ENVI Party (including with respect to this Agreement and the PIPE Financing) and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any ENVI Party pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of the HSR Act filing fees; provided, however, notwithstanding the foregoing or anything to the contrary herein, the ENVI Expenses shall not include (i) the Trust Satisfied Obligations to the extent such obligations will be satisfied from the Trust Account, or (ii) the Company Expenses or any fees, expenses, commissions or other amounts that are expressly contemplated to be allocated to and paid by Company or any Company Equityholder pursuant to this Agreement or any Ancillary Document.

“ENVI Financial Statements” means all of the financial statements of ENVI included in the ENVI SEC Reports.

“ENVI Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers), Section 4.6 (Capitalization of the ENVI Parties) and Section 4.8 (Absence of Changes).

“ENVI Incentive Equity Plan” has the meaning set forth in Section 5.20.

“ENVI Intervening Event” means any material change, event, circumstance, occurrence, effect, development or state of facts (x) that was not known to the ENVI Board as of the date hereof and that becomes known to the ENVI Board after the date hereof and prior to the receipt of the ENVI Shareholder Approval and (y) that does not relate to a breach by ENVI of its obligations under Section 5.7.

“ENVI Knowledge Parties” has the meaning set forth in Section 8.12.

“ENVI Liabilities” means, as of any determination time, the aggregate amount, without duplication, of Liabilities of the ENVI Parties as of such determination time that would be required to be set forth on a balance sheet of the ENVI Parties prepared in accordance with GAAP (as in effect as of the date hereof), including any Liabilities that would, as of such determination time, be required to be set forth on a balance sheet of the ENVI Parties prepared in accordance with GAAP (as in effect as of the date hereof) arising in connection with the transactions contemplated by this Agreement or any Ancillary Documents, the performance of an ENVI Party’s covenants or agreements in this Agreement or any Ancillary Document to which it is or is contemplated hereby to be a party or the consummation of the transactions contemplated hereby or thereby; provided, however, notwithstanding the foregoing, ENVI Liabilities shall not include (a) any ENVI Expenses, (b) the Trust Satisfied Obligations to the extent such obligations will be satisfied from the Trust Account, or (c) any Company Expenses or any fees, expenses, commissions or other amounts that are expressly contemplated to be allocated to and paid by to the Company or any Company Equityholder pursuant to this Agreement or any Ancillary Document.

“ENVI Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business of ENVI, results of operations or financial condition of the ENVI Parties, taken as a whole, or (b) the ability of any ENVI Party to consummate the Merger, in each case, in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether an ENVI Material Adverse Effect has occurred or would reasonably be expected to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws or accounting standards (including legally binding interpretations thereof), (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any ENVI Party operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any ENVI Party with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 4.3(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or the consummation of the transactions contemplated hereby or the condition set forth in Section 6.3(a) to the extent it relates to such representations and warranties), (vii) any failure by any ENVI Party to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v), or (viii) may be taken into account in determining whether an ENVI Material Adverse Effect has occurred or would reasonably be expected to occur to the extent such change, event, effect or occurrence has or has had a disproportionate adverse effect on the ENVI Parties, taken as a whole, relative to other Special Purpose Acquisition Companies operating in the industries in which the ENVI Parties operate.

“ENVI Material Contract” has the meaning set forth in Section 4.9(b).

“ENVI Parties” means, collectively, ENVI and Merger Sub.

“ENVI Required Shareholder Approval” means the approval of the Business Combination Proposal, the Nasdaq Proposal, the Required Governing Document Proposal, the Incentive Equity Plan Proposal and the Employee Stock Purchase Plan Proposal by the affirmative vote of the requisite percentage of holders of ENVI Common Stock entitled to vote thereon, whether in person or by proxy at the ENVI Shareholders Meeting (or any adjournment thereof), under and in accordance with the Governing Documents of ENVI and applicable Law.

“ENVI SEC Reports” has the meaning set forth in Section 4.7.

“ENVI Share Value” means $10.00.

“ENVI Shareholder Approval” means, collectively, the ENVI Required Shareholder Approval and the Other ENVI Shareholder Approval.

“ENVI Shareholder Redemption” means the right of the holders of ENVI Class A Shares to redeem all or a portion of their ENVI Class A Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of ENVI.

“ENVI Shareholders Meeting” has the meaning set forth in Section 5.9.

“ENVI Shares” means (a) collectively, the ENVI Class A Shares and the ENVI Class B Shares, (b) undesignated preferred shares and (c) shares of common stock, par value $0.0001 per share, of ENVI as contemplated pursuant to the ENVI Certificate of Incorporation. Any reference to the ENVI Shares in this Agreement or any Ancillary Document shall be deemed to refer to clause (a), (b) and/or clause (c) of this definition, as the context so requires.

“ENVI Sponsor” has the meaning set forth in the recitals to this Agreement.

“ENVI Sponsor Specified Provisions” has the meaning set forth in Section 8.9.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment or natural resources, or human health or safety (as related to exposure to Hazardous Substances), including those relating to pesticide application, surface or groundwater, drinking water supply, indoor or ambient air, endangered or threatened species, or the use, handling, transportation, treatment, storage, disposal, Release or threat of Release, or investigation or remediation of Hazardous Substances.

“ENVI Warrant” means any warrant to purchase shares of ENVI Common Stock issued by ENVI.

“ENVI Warrant Agreement” means that certain Warrant Agreement by and between ENVI and Continental Stock Transfer & Trust Company (in its capacity as the warrant agent), dated January 13, 2021, and any amendments thereto.

“ENVI Warrant Price” means the price per share at which ENVI Common Stock may be purchased upon exercise of any ENVI Warrant.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Equity Value” means $1,200,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.5(a).

“Exchange Agent Agreement” has the meaning set forth in Section 2.5(a).

“Exchange Fund” has the meaning set forth in Section 2.5(c).

“Exchange Ratio” means the quotient obtained by dividing (a) the Transaction Share Consideration, by (b) the number of Fully-Diluted Shares.

“FDA” means the U.S. Food and Drug Administration.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Foreign Benefit Plan” means an Employee Benefit Plan maintained for employees, officers, directors or other individual service providers located outside of the United States.

“Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (d) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (e) another Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

“Fully-Diluted Shares” means an amount equal to, without duplication, (a) the aggregate number of Company Shares and any other shares of capital stock of the Company that are issued and outstanding as of immediately prior to the Effective Time calculated on an as converted to Company Common Shares basis in accordance with the Company Certificate of Incorporation, plus (b) the aggregate number of shares of Company Common Shares issuable upon the full exercise, exchange or conversion of Company Options that are outstanding as of immediately prior to the Effective Time, plus (c) the aggregate number of shares of Company Common Shares issuable upon the full exercise of Company Warrants that are outstanding as of immediately prior to the Effective Time, in each case of clauses (b) and (c), determined on a net exercise basis.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and bylaws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.

“Governmental Entity” means any U.S. or non-U.S. (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal of competent jurisdiction (public or private).

“GPR Notes” means the convertible promissory notes issued pursuant to that certain Convertible Note Purchase Agreement dated as of April 9, 2020 by and between a Subsidiary of the Company and the other parties thereto, as amended to date.

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries.

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance or waste or other pollutant that is regulated by, or may give rise to standards of conduct or Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon.

“HB Strategies” means HB Strategies, LLC.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Incentive Equity Plan Proposal” has the meaning set forth in Section 5.9.

“Incentive Stock Option” means a Company Option intended to be an “incentive stock option” (as defined in Section 422 of the Code).

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person. For avoidance of doubt, Indebtedness shall not include Taxes.

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the U.S. or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, rights in Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and other rights in works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) rights in trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, whether patentable or not; (e) rights in or to Software or other technology; and (f) any other intellectual or proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“Investor Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“IPO” has the meaning set forth in Section 4.16(c).

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet” has the meaning set forth in Section 3.4(a).

“Latest ENVI Balance Sheet” has the meaning set forth in Section 4.17.

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other legally binding directive issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in Section 3.18(b).

“Letter of Transmittal” means the letter of transmittal, substantially in the form attached as Exhibit E hereto and with such modifications, amendments or supplements as may be requested by the Exchange Agent and mutually agreed to by each of ENVI and the Company (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or ENVI, as applicable).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued, unaccrued, liquidated or unliquidated, fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Permits” has the meaning set forth in Section 3.6.

“Material Supplier” has the meaning set forth in Section 3.24.

“Merger” has the meaning set forth in Section 2.1.

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section (3)37 or Section 4001(a)(3) of ERISA.

“Nasdaq” means the Nasdaq Capital Market.

“Nasdaq Proposal” has the meaning set forth in Section 5.9.

“Non-Scheduled Contracts” has the meaning set forth in Section 3.13(c).

“Off-the-Shelf Software” means any Software that is made generally available on a commercial basis (including technology offered on a Software as a service (SaaS), Platform as a Service (PaaS), or Infrastructure as a Service (IaaS) or similar basis and Software available through retail stores, distribution networks or that is pre-installed as a standard part of hardware) and is licensed to any of the Group Companies on a non-exclusive basis under standard terms and conditions for a one-time license fee of less than $50,000 per license or an ongoing license fee of less than $100,000 per year.

“Officers” has the meaning set forth in Section 5.18(a).

“Order” means any outstanding writ, order, judgment, injunction, settlement, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Other Class B Shareholders” means, collectively, HB Strategies, David Brewster, Dean Seavers and Deval L. Patrick.

“Other Closing Company Financial Statements” has the meaning set forth in Section 5.19(a).

“Other ENVI Shareholder Approval” means the approval of each Other Transaction Proposal by the affirmative vote of the holders of the requisite number of ENVI Shares entitled to vote thereon, whether in person or by proxy at the ENVI Shareholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of ENVI and applicable Law.

“Other Transaction Proposal” means each Transaction Proposal, other than the Required Transaction Proposals.

“Pandemic Measures” means any “shelter-in-place,” “stay at home,” workforce reduction, furlough, employee time off, employee leave, social distancing, shut down, closure, sequester, business or workplace reopening, or other conditions, restrictions or requirements pursuant to any Law, Order or directive of or by any Governmental Entity, the Centers for Disease Control and Prevention, the Occupational Safety and Health Administration or the Equal Employment Opportunity Commission, in connection with or in response to COVID-19.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Merger Consideration” has the meaning set forth in Section 2.1(g).

“Permits” means any approvals, authorizations, clearances, business licenses, registrations, permits or certificates issued or approved by a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate Proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate Proceedings and for which sufficient reserves have been established in accordance with GAAP that are disclosed in the Financial Statements, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case, in the ordinary course of business and which are not yet due and payable, (f) grants by any Group Company of non-exclusive rights in Intellectual Property Rights in the ordinary course of business and (g) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

“Person” or “Persons” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means any data or information that (a) can, alone or when combined with other information maintained for or on behalf of the Company, identify a natural person, or (b) is otherwise subject to applicable Laws or any privacy policies of the Company governing personal information.

“PIPE Financing” has the meaning set forth in the recitals to this Agreement.

“PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.

“PIPE Investors” has the meaning set forth in the recitals to this Agreement.

“PIPE Subscription Agreements” has the meaning set forth in the recitals to this Agreement.

“Pre-Closing Actions” has the meaning set forth in Section 5.25.

“Pre-Closing ENVI Shareholders” means the holders of ENVI Shares as of immediately prior to the Effective Time.

“Privacy and Data Security Policies” has the meaning set forth in Section 3.20(a).

“Privacy Commitments” has the meaning set forth in Section 3.20(a).

“Privacy Laws” means Laws relating to the Processing or protection of Personal Data that apply to the Group Companies, including Laws regarding data privacy and information security; data breach notification; consumer protection; requirements for website and mobile application privacy policies and practices; social security numbers; email, text message or telephone communications; and/or payment card information.

“Proceeding” means any lawsuit, litigation, action, audit, examination, investigation, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 8.18.

“Proxy Statement / Prospectus” has the meaning set forth in Section 5.8.

“Public Health Laws” means all applicable Laws relating to the development, pre-clinical testing, clinical testing, manufacture, production, analysis, distribution, importation, exportation, use, handling, quality, sale or promotion of any drug, biologic or medical device (including any ingredient or component of the foregoing products) intended for any medical or clinical use subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) or similar federal, state or foreign Laws.

“Public Shareholders” has the meaning set forth in Section 8.18.

“Public Software” means any software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is distributed as free Software, open source Software (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (a) be made available or distributed in source code form; (b) be licensed for purposes of making derivative works; or (c) be redistributable at no, or a nominal, charge.

“Real Property Leases” means all leases, sub-leases, licenses, concessions or other agreements, in each case, pursuant to which any Group Company leases or sub-leases any real property.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.

“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus and proxy statement of ENVI.

“Regulatory Permits” means all Permits granted by FDA or any comparable Governmental Entity to any Group Company, including investigational new drug applications, new drug applications, abbreviated new drug applications, medical device or in vitro diagnostic premarket approval applications, medical device or in vitro diagnostic premarket clearances (e.g., 510(k) clearances), investigational device exemptions, and other comparable national or foreign manufacturing approvals and authorizations.

“Release” means, with respect to any Hazardous Substance, any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, migrating, escaping, dumping or disposing into, through, upon, or beneath the indoor or outdoor environment (including the ambient air, soil, surface and sub-surface strata, surface water, and groundwater), including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or land, but not including Hazardous Substances fully encapsulated in construction materials in indoor spaces and not Released to or posing a threat of Release to the ambient environment (including the indoor or ambient air, soil, surface and sub-surface strata, surface water, and groundwater) or any risk to human health.

“Representatives” means, with respect to any Person, such Person’s and such Person’s Affiliates’ respective directors, managers, general partners, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required Governing Document Proposal” has the meaning set forth in Section 5.9.

“Required Transaction Proposals” means, collectively, the Business Combination Proposal, the Nasdaq Proposal, the Required Governing Document Proposal, the Incentive Equity Plan Proposal and the Employee Stock Purchase Plan Proposal.

“Rollover Option” has the meaning set forth in Section 2.4(a).

“Sanctions and Export Control Laws” means any Law or Order related to (a) import and export controls, including the U.S. Export Administration Regulations, the International Traffic in Arms Regulations such other controls administered by the U.S. Customs and Border Protection, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, and the United Nations or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the ENVI Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Security Incident” has the meaning set forth in Section 3.20(d).

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Sponsor Letter Agreement” has the meaning set forth in the recitals to this Agreement.

“Subscription Amount” has the meaning set forth in the PIPE Subscription Agreements.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Supporting Company Shareholders” has the meaning set forth in the recitals to this Agreement.

“Surviving Company” has the meaning set forth in Section 2.1(a).

“Surviving Company Share” has the meaning set forth in Section 2.1(f).

“Tax” means any U.S. federal, state, local or non-U.S. income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, windfall profits or other taxes of any kind whatsoever, whether computed on a separate or combined, unitary or consolidated basis, together with any interest, deficiencies, penalties, fees, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of, or having jurisdiction with respect to, Taxes or Tax Returns.

“Tax Proceeding” means any audit, claim, assessment or other legal action or Proceeding in respect of Taxes, in each case, by or before any Tax Authority.

“Tax Return” means (i) any return, information return, statement, declaration, claim for refund, schedule, and report relating to Taxes filed or required to be filed with any Tax Authority, including any attachment to or amendment of any of the foregoing and (ii) TD F 90-22.1 (and its successor form, FinCEN Form 114 or any successor form thereto).

“Termination Date” has the meaning set forth in Section 7.1(d).

“Transaction Litigation” has the meaning set forth in Section 5.2(d).

“Transaction Proposals” has the meaning set forth in Section 5.9.

“Transaction Share Consideration” means 120,000,000 shares of ENVI Class A Shares.

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Transfer Taxes” has the meaning set forth in Section 5.5(c).

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Account Released Claims” has the meaning set forth in Section 8.18.

“Trust Agreement” has the meaning set forth in Section 4.11.

“Trustee” has the meaning set forth in Section 4.11.

“Unpaid Company Expenses” means the Company Expenses calculated as of immediately prior to the Closing, in each case, to the extent unpaid as of such time.

“Unpaid ENVI Expenses” means the ENVI Expenses calculated as of immediately prior to the Closing, in each case, to the extent unpaid as of such time.

“Unpaid ENVI Liabilities” means the ENVI Liabilities calculated as of immediately prior to the Closing, in each case, to the extent unpaid as of such time.

“Unvested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is not a Vested Company Option.

“Vested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is vested as of such time or will vest in connection with the consummation of the transactions contemplated hereby (whether at the Effective Time or otherwise).

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as similar foreign, state or local Laws.

“Willful Breach” means a material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

“Year End Financial Statements” has the meaning set forth in Section 3.4(a).

ARTICLE 2

MERGER

Section 2.1 The Merger.

(a) On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date, Merger Sub shall merge with and into the Company (the “Merger”). As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Company”).

(b) At the Closing, the Parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger, in a form reasonably satisfactory to the Company and ENVI (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date and at the time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date and/or time as is agreed by ENVI and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(c) The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the DGCL.

(d) At the Effective Time, (i) each ENVI Class A Share and each ENVI Class B Share that is issued and outstanding immediately prior to the Merger shall become one share of common stock, $0.0001 par value per share, of ENVI and (ii) the Governing Documents of Merger Sub shall be adopted as the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(e) At the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until their earlier death, resignation or removal.

(f) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001, of the Surviving Company (each such share, a “Surviving Company Share”).

(g) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (other than the Company Shares cancelled and extinguished pursuant to Section 2.1(j) and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive a number of ENVI Class A Shares equal to the product of (x) the Conversion Ratio applicable to such Company Share multiplied by (y) the Exchange Ratio (the “Per Share Merger Consideration”). From and after the Effective Time, each Company Shareholder’s certificates (the “Certificates”), if any, evidencing ownership of the Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law. Prior to the Effective Time, ENVI shall cause all ENVI Class A Shares issued in the Merger and the PIPE Financing to constitute duly authorized, validly issued, fully paid and non-assessable ENVI

Class A Shares. ENVI Common Stock issued in respect of Company Restricted Shares shall be subject to the same terms and conditions (including applicable vesting and forfeiture provisions) that applied to the corresponding Company Restricted Share immediately prior to the Effective Time.

(h) For purposes of calculating the aggregate number of ENVI Class A Shares issuable to each holder of Company Shares pursuant to the terms of Section 2.1(g), all Company Shares held by such holder shall be aggregated by class, and the applicable Conversion Ratio and the Exchange Ratio shall be applied to that aggregate number of shares of such class held by such holder, and not on a share-by-share basis and, after adding the resulting amounts for all classes (including all fractional shares otherwise issuance to such holder upon conversion of Company Shares of each class), the aggregate number of ENVI Class A Shares to be issued shall be rounded down to the nearest whole share.

(i) If, between the date of this Agreement and the Closing, the outstanding ENVI Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number or value (including dollar value) or amount contained herein which is based upon the number of ENVI Shares will be appropriately adjusted to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement; provided, however, that this Section 2.1(i) shall not (A) be construed to permit ENVI, Merger Sub or the Company to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement, or (B) apply to any other transactions expressly contemplated by this Agreement or any Ancillary Document to the extent consummated in accordance with the terms contemplated by this Agreement and/or such Ancillary Document, as applicable.

(j) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically cancelled and extinguished, and no consideration shall be paid with respect thereto.

Section 2.2 Closing of the Transactions Contemplated by this Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the date upon which the Closing actually occurs is referred to herein as the “Closing Date”) or at such other place, date and/or time as ENVI and the Company may agree in writing. ENVI shall be renamed “GreenLight Biosciences, Inc.” and shall continue to trade publicly on Nasdaq under a new ticker symbol selected by the Company.

Section 2.3 Allocation Schedule; Aggregate Transaction Proceeds Schedule.

(a) Allocation Schedule. At least two (2) Business Days prior to the Closing Date, the Company shall deliver to ENVI an allocation schedule (the “Allocation Schedule”) setting forth, as of three (3) Business Days prior to the Closing Date, (i) the number of Company Shares held by each Company Shareholder and, for each class so held, the applicable Conversion Ratio thereof, (ii) the number of Company Common Shares subject to each Company Option held by each holder thereof, as well as whether each such Company Option will be a Vested Company Option or an Unvested Company Option as of immediately prior to the Effective Time, (iii) the number of Company Shares subject to the Assumed Warrants, (iv) in the case of the Company Options or Assumed Warrants, the exercise price thereof as of immediately prior to the Effective Time, (v) the portion of the Transaction Share Consideration allocated to each Company Option pursuant to Section 2.4(b) and the portion of the Transaction Share Consideration allocated to each Company Share pursuant to Section 2.1(g) (as well as, in each case, reasonably detailed calculations with respect to the components and subcomponents thereof (including the Exchange Ratio and the Conversion Ratios (by class of capital stock of the Company))), and (vi) a certification, duly executed by an authorized officer of the Company, that, to their knowledge and solely in their capacity as an officer of the Company (and without any personal liability), the information and calculations delivered pursuant to clauses (i), (ii), (iii) and (iv) are, and will be as of immediately prior to the Effective Time, (A) true and correct in all respects and (B) in accordance with the Allocation Schedule Principles. The Allocation Schedule (and the calculations and determinations contained therein) will be prepared in accordance with the applicable provisions of this Agreement, the Governing Documents of the Company, the Company Shareholders Agreement and applicable Laws and, in the case of the Company Options, in accordance with the Company Equity Plan and any applicable grant or similar agreement with respect to each Company Option, and, in the case of the Company Warrants, in accordance with the terms and conditions of the respective Company Warrants (collectively, the “Allocation Schedule Principles”). The Company will review any comments to the Allocation Schedule provided by ENVI or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by ENVI or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (x) in no event shall the aggregate number of ENVI Class A Shares set forth on the Allocation Schedule that are allocated in respect of the Equity Securities of the Company (or, for the avoidance of doubt, the Company Equityholders) exceed the Transaction Share Consideration and (y) the ENVI Parties and the Exchange Agent will be entitled to rely upon the Allocation Schedule for purposes of allocating the transaction consideration to the Company Equityholders under this Agreement or the Exchange Agent Agreement, as applicable.

(b) Aggregate Transaction Proceeds Schedule. At least two (2) Business Days prior to the Closing Date, ENVI shall deliver to the Company a reasonably detailed calculation of the Aggregate Transaction Proceeds (the “Aggregate Transaction Proceeds Schedule”), including each subcomponent thereof, and reasonably detailed supporting documentation and a certification, duly executed by an authorized officer of ENVI, that, to their knowledge and solely in their capacity as an officer of ENVI (and without any personal liability), the information and calculations in the Aggregate Transaction Proceeds Schedule is, and will be as of immediately prior to the Effective Time, (i) to their knowledge, true and correct in all respects, and (ii) in accordance with the applicable provisions of this Agreement. ENVI will review any comments to the Aggregate Transaction Proceeds Schedule provided by the Company or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by the Company or any of its Representatives. ENVI may update the Aggregate Transaction Proceeds Schedule if any of the calculations or amounts shown therein are incorrect as a result of changes in the number of ENVI shareholders participating in the ENVI Shareholder Redemption, not later than one (1) Business Day prior to the Closing Date.

Section 2.4 Treatment of Company Options and Company Warrants.

(a) At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.4(e)), each Company Option (whether a Vested Company Option or an Unvested Company Option) that is outstanding and unexercised as of immediately prior to Effective Time shall be converted into an option issued under the ENVI Incentive Equity Plan to purchase a number of ENVI Shares (such option, a “Rollover Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of Company Common Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (i) the exercise price per share of such Company Option immediately prior to the Effective Time, divided by (ii) the Exchange Ratio; provided, however, that such conversion shall occur in a manner intended to comply with (A) the requirements of Section 409A of the Code and (B) in the case of any Rollover Option that is an Incentive Stock Option, the requirements of Section 424 of the Code. Each Rollover Option shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company Option immediately prior to the Effective Time, except (I) as provided above in this Section 2.4(a), or (II) as to (1) terms rendered inoperative by reason of the transactions contemplated by this Agreement (including any anti-dilution or other similar provisions that may have adjusted or may adjust the number of underlying shares that are subject to any such option until the Effective Time), or (2) such other immaterial administrative or ministerial changes as the ENVI Board (or the compensation committee of the ENVI Board) may determine in good faith are appropriate to effectuate the administration of the Rollover Options.

(b) At the Effective Time, each Company Warrant, to the extent outstanding and unexercised, shall automatically, without any action of any Party or any other Person (including the holder thereof), be assumed by ENVI and converted into a warrant to acquire a number of ENVI Class A Shares equal to the product (rounded down to the nearest whole number) of (x) the number of Company Common Shares (on an as converted basis) subject to such Company Warrant immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (i) the exercise price per share of such Company Warrant immediately prior to the Effective Time, divided by (ii) the Exchange Ratio (each such resulting warrant, an “Assumed Warrant”).

(c) Each Assumed Warrant shall be subject to the same terms and conditions as were applicable to such corresponding Company Warrant immediately prior to the Effective Time (including vesting conditions, if any), except for terms rendered inoperative by reason of the transactions contemplated by this Agreement (including any anti-dilution or other similar provisions that may have adjusted or may adjust the number of underlying shares that are subject to such Assumed Warrant until the Effective Time).

(d) As of the Effective Time, all Company Equity Plans shall terminate, and all Company Options (whether vested or unvested) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto or under the Company Equity Plan, except as otherwise expressly provided for in this Section 2.4.

(e) At or prior to the Effective Time, the Parties and their respective boards of directors, as applicable, shall adopt any resolutions and take any actions that are reasonably necessary to effectuate the treatment of the Company Options and Company Warrants pursuant to this Section 2.4. Prior to the Closing, the Company shall take, or cause to be taken, all other reasonably necessary or appropriate actions under the Company Equity Plans, under the underlying grant, award or similar agreement and otherwise to give effect to the provisions of this Section 2.4.

Section 2.5 Company Shareholder Deliverables.

(a) As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, ENVI shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) (it being understood and agreed, for the avoidance of doubt, that Continental Stock Transfer & Trust Company (or any of its Affiliates) shall be deemed to be acceptable to the Company) and enter into an exchange agent agreement with the Exchange Agent (the “Exchange Agent Agreement”) for the purpose of exchanging Certificates, if any, representing the Company Shares and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, in either case, for the portion of the Transaction Share Consideration issuable in respect of such Company Shares pursuant to Section 2.1(g) and on the terms and subject to the other conditions set forth in this Agreement. The Company shall reasonably cooperate with ENVI and the Exchange Agent in connection with the appointment of the Exchange Agent, the entry into the Exchange Agent Agreement and the covenants and agreements set forth in this Section 2.5 (including the provision of any information, or the entry into any agreements or documentation, necessary or advisable in connection with any of the foregoing or otherwise required by the Exchange Agent Agreement for the Exchange Agent to fulfill its duties as the Exchange Agent in connection with the transactions contemplated hereby).

(b) At least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, to the Company Shareholders a Letter of Transmittal.

(c) At the Effective Time, ENVI shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Shareholders and for exchange in accordance with this Section 2.5 through the Exchange Agent, evidence of ENVI Shares in book-entry form representing the portion of the Transaction Share Consideration issuable pursuant to Section 2.1(g) in exchange for the Company Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the Transaction Share Consideration issuable pursuant to Section 2.1(g) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.

(d) Each Company Shareholder whose Company Shares have been converted into the right to receive a portion of the Transaction Share Consideration pursuant Section 2.1(g) shall be entitled to receive the portion of the Transaction Share Consideration to which he, she or it is entitled on the date provided in Section 2.5(e) upon (i) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal), to the Exchange Agent or (ii) delivery of an “agent’s message” in the case of Company Shares held in book-entry form, together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

(e) If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal) or an “agent’s message”, as applicable, and any other documents or agreements required by the Letter of Transmittal, are delivered to the Exchange Agent in accordance with Section 2.5(d) (i) at least two Business Days prior to the Closing Date, then ENVI and the Company shall use commercially reasonable efforts to cause the applicable portion of the Transaction Share Consideration to be issued to the applicable Company Shareholder in book-entry form as soon as practicable on or after the Closing Date, or (ii) less than two Business Days prior to the Closing Date, then ENVI and the Company shall use commercially reasonable efforts to cause the applicable portion of the Transaction Share Consideration to be issued to the Company Shareholder in book-entry form as soon as practicable on or after the second (2nd) Business Day after such delivery.

(f) If any portion of the Transaction Share Consideration is to be issued to a Person other than the Company Shareholder in whose name the surrendered Certificate or the Company Share in book-entry form is registered, it shall be a condition to the issuance of the applicable portion of the Transaction Share Consideration that, in addition to any other requirements set forth in the Letter of Transmittal or the Exchange Agent Agreement, (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Company Share in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer or similar Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.

(g) No interest will be paid or accrued on the Transaction Share Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.5, each Company Share (other than, for the avoidance of doubt, the Company Shares cancelled and extinguished pursuant to Section 2.1(j) or any Company Dissenting Shares) shall solely represent the right to receive a portion of the Transaction Share Consideration to which such Company Share is entitled to receive pursuant to Section 2.1(g).

(h) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time.

(i) Any portion of the Exchange Fund that remains unclaimed by the Company Shareholders twelve (12) months following the Closing Date shall be delivered to ENVI or as otherwise instructed by ENVI, and any Company Shareholder who has not exchanged his, her or its Company Shares for the applicable portion of the Transaction Share Consideration in accordance with this Section 2.5 prior to that time shall thereafter look only to ENVI for the issuance of the applicable portion of the Transaction Share Consideration, without any interest thereon. None of ENVI, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any portion of the Transaction Share Consideration remaining unclaimed by the Company Shareholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of ENVI free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.6 Withholding. ENVI, Merger Sub, the Group Companies and the Exchange Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration or other amount payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law; provided, however, that in the event that ENVI determines that it is so required to deduct or withhold any such amounts, ENVI shall use commercially reasonable efforts to provide at least five (5) Business Days’ prior written notice thereof to the Company, including a reasonably detailed explanation therefor, and shall reasonably cooperate with the Company in responding to any requests for information or clarification made by the Company in respect thereof; provided, that such notice shall not be required for withholdings with respect to (i) any amounts properly treated as compensation for services for applicable tax purposes; (ii) any withholding required in connection with the failure to deliver the certification described in Section 5.21; and (iii) any withholding arising as a result of a failure of an applicable holder to provide a duly completed IRS Form W-9 or applicable IRS Form W-8. To the extent that amounts are so withheld and timely remitted to the applicable Tax Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Section 2.7 Company Dissenting Shares. Notwithstanding anything to the contrary herein, any Company Shares for which a Company Shareholder (a) has not voted in favor of the Merger or consented to it in writing and (b) has demanded the appraisal of such Company Shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (collectively, such shareholders, the “Company Dissenting Shareholders”, and such shares, the “Company Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(g). From and after the Effective Time, (i) the Company Dissenting Shares shall be cancelled and extinguished and shall cease to exist and (ii) the Company Dissenting Shareholders shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of ENVI, the Surviving Company or any of their respective Affiliates (including ENVI); provided, that if any Company Dissenting Shareholder effectively withdraws or loses such appraisal rights (whether through failure to perfect such appraisal rights or otherwise), then the Company Shares held by such Company Dissenting Shareholder (A) shall no longer be deemed to be Company Dissenting Shares and (B) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(g) upon delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal) and the surrender of the applicable documents and other deliverables set forth in Section 2.5(d). Each Company Dissenting Shareholder who becomes entitled to payment for his, her or its Company Dissenting Shares pursuant to the DGCL shall receive payment thereof from the Company in accordance with the DGCL. The Company shall give ENVI prompt notice of any written demands for appraisal of any Company Share, attempted withdrawals of such demands and any other documents or instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of Section 262 of the DGCL, and ENVI shall, at its sole cost and expense, have the opportunity to participate in, but not control, all negotiations and Proceedings with respect to all such demands. The Company shall not, except with the prior written consent of ENVI (which Consent shall not be unreasonably withheld, conditioned, or delayed), settle, or make any payment, or deliver any consideration, with respect to, any such demand.

Section 2.8 Further Assurances. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company following the Merger, with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Merger Sub or the Surviving Company (as applicable), the applicable directors and officers of the Company, Merger Sub, the Surviving Company and ENVI (or their designees) are fully authorized in the name of their respective corporations to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES

Except as set forth in the Company Disclosure Schedules (which shall only qualify the representations and warranties in this Article 3 in the manner set forth in Section 8.8), the Company hereby represents and warrants to the ENVI Parties, in each case, as of the date of this Agreement and as of the Closing, as follows:

Section 3.1 Organization and Qualification.

(a) Each Group Company is a corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect.

(b) True and complete copies of the Governing Documents of the Company and the Company Shareholders Agreement have been made available to ENVI, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company and the Company Shareholders Agreement are in full force and effect, and the Company is not in breach or violation of any provision set forth in its Governing Documents or the Company Shareholders Agreement.

(c) Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.

Section 3.2 Capitalization of the Group Companies.

(a) Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement, as of the date hereof, of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding as of the date hereof, and, (ii) the identity of the Persons that are the record owners thereof. Except as set forth on Section 3.2(a) of the Company Disclosure Schedules or for Equity Securities issued or granted after the date hereof either permitted by Section 5.1(b)(iv) (including as set forth in Section 5.1(b)(iv) of the Company Disclosure Schedules), or in accordance with Section 5.1(b)(iv) (including, for the avoidance of doubt, upon the exercise of any Company Options or Company Warrants), the Company does not have any issued and outstanding Equity Securities. All of the outstanding Company Shares have been duly authorized and validly issued and are fully paid and non-assessable, and each Company Option outstanding immediately prior to the Effective Time will be an “in the money” Company Option for purposes of Section 2.5 (i.e., the value of the Transaction Share Consideration allocated to each Company Option (determined by reference to, for the avoidance of doubt, the ENVI Share Value) is in excess of the exercise (or similar) price applicable to such Company Option).

(b) The Equity Securities of the Company (i) were not issued in violation of the Governing Documents of the Company, or in violation of the Company Shareholders Agreement or any other Contract to which the Company is party or bound, (ii) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, and (iii) have been offered, sold and issued in compliance with applicable Law, including Securities Laws. Except for the Company Options, Company Warrants and GPR Notes set forth on Section 3.2(a) of the Company Disclosure Schedules and those either permitted by Section 5.1(b)(iv) (including as set forth in Section 5.1(b)(iv) of the Company Disclosure Schedules), or issued, granted or entered into in accordance with Section 5.1(b)(iv) the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights, options, restricted stock units, phantom stock or other compensatory equity or equity-linked awards, and no such awards have been promised to any Person, or (y) warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company.

(c) Section 3.2(c) of the Company Disclosure Schedules sets forth a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and (ii) the identity of the Persons that are the record and beneficial owners thereof. Except as set forth on Section 3.2(c) of the Company Disclosure Schedules, there are no issued or outstanding (A) equity appreciation, phantom equity or profit participation rights, options, restricted stock, restricted stock units, phantom stock or other compensatory equity or equity-linked awards, and no such awards have been promised to any Person, or (B) warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of the Company. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of Company Shares may vote. No Subsidiary of the Company has adopted, sponsored or maintained any incentive equity or equity-based plan providing for equity or equity-linked incentives or compensation to any Person.

(d) Except as set forth on Section 3.2(d) of the Company Disclosure Schedules, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of the Company’s Equity Securities between the Company and any other Person.

(e) None of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and none of the Group Companies are a partner or member of any partnership, limited liability company or joint venture.

(f) Section 3.2(f) of the Company Disclosure Schedules sets forth a list of all Company Change of Control Payments as of the date of this Agreement.

(g) Section 3.2(g) of the Company Disclosure Schedules sets forth a true and complete statement, as of the date hereof, of (x) with respect to each Company Equity Award, (i) the name of the holder thereof, (ii) the date of grant, (iii) exercise (or similar) price, if applicable , (iv) any applicable expiration (or similar) date, (v) any applicable vesting schedule (including acceleration provisions), (vi) with respect to each Company Option, whether such Company Option is an Incentive Stock Option, and (vii) with respect to each Company Warrant, the exercise (or similar) price.

(h) Section 3.2(h) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Group Companies of the type described in clause (a) or (b) of the definition of

Indebtedness as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof.

Section 3.3 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is (or, in the case of any Ancillary Document contemplated hereby to be entered into after the date of this Agreement, will be) a party and (subject to the approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger) by holders of (a) a majority of the voting power of the outstanding Company Shares, voting together on an as-converted to Company Common Shares basis, (b) a majority of the outstanding Company Common Shares, (c) the majority of the outstanding Company Preferred Shares, voting together on an as-converted to Company Common Shares basis, (d) the majority of the outstanding Company Series C Preferred Shares, voting as a separate class, and (e) the majority of the Company Series D Preferred Shares, voting as a separate class (clauses (a)-(e), the “Company Required Shareholder Approval”)), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party, the performance of the Company’s obligations hereby and thereby and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by the Company Board and upon receipt of the Company Required Shareholder Approval, no other corporate or equivalent action or Proceeding on the part of the Company or the Company Shareholders is necessary to authorize this Agreement or such Ancillary Documents, the Company’s performance of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby. This Agreement and each Ancillary Document to which the Company is contemplated hereby to be a party as of the date hereof has been (and each Ancillary Document to which the Company is contemplated hereby to be a party following the execution of this Agreement, will be upon execution thereof), duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or is contemplated to be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Company Required Shareholder Approval is the only vote of the holders of any class or series of capital stock of the Company required to approve and adopt this Agreement, the Ancillary Documents to which the Company is or is contemplated to be a party, the performance of the Company’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby (including the Merger).

Section 3.4 Financial Statements; Undisclosed Liabilities.

(a) The Company has made available to ENVI (i) a true and complete copy of the audited consolidated balance sheets of the Group Companies as of December 31, 2019 and December 31, 2020 and the related audited consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows of the Group Companies for each of the periods then ended (the “Year End Financial Statements”), and (ii) the unaudited consolidated balance sheets of the Group Companies as of June 30, 2021 (the “Latest Balance Sheet”) and the unaudited statements of operations and comprehensive loss, stockholders’ deficit and cash flows of the Group Companies for the six months ended June 30, 2021 (collectively, with the Year End Financial Statements, the “Financial Statements”), which are attached as Section 3.4(a) of the Company Disclosure Schedules. The Financial Statements (including the notes thereto, if applicable) (A) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be specifically indicated in the notes thereto), and (B) fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company for the period indicated therein.

(b) Except (i) as set forth on the Year End Financial Statements for 2020, (ii) as set forth on the Latest Balance Sheet (and the notes thereto), (iii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (excluding any Liabilities directly or indirectly related to a breach of Contract, breach of warranty, tort, Proceeding or violation of, or non-compliance with Law), (iv) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance by the Company of its covenants or agreements in this Agreement or any Ancillary Document to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the Company Expenses), (v) executory obligations under Contracts (excluding any Liabilities directly or indirectly related to a breach of Contract), (vi) that are expressly permitted pursuant to or incurred in accordance with Section 5.1(b) and (vii) for Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, no Group Company has any Liabilities.

(c) The Group Companies have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate Financial Statements in accordance with GAAP and to maintain accountability for the Group Companies’ assets. The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.

(d) Except as set forth on Section 3.4(d) of the Company Disclosure Schedules, in the prior three years, no Group Company has received any written complaint, allegation, assertion or claim that there is (i) “significant deficiency” in the internal controls over financial reporting of the Group Companies, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

Section 3.5 Consents and Requisite Governmental Approvals; No Violations.

(a) No Consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the

Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the Antitrust Laws, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) the filing of the Certificate of Merger or (iv) any other Consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect. The Company is its own ultimate parent entity (as such term is defined in the HSR Act).

(b) None of the execution or delivery by the Company of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Contract to which any Group Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect.

Section 3.6 Permits; Schedule of Permits. Each of the Group Companies has all Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to hold the same would not result in a Company Material Adverse Effect. Except as is not and would not reasonably be expected to be material to the Group Companies, taken as a whole, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by any Group Company. Each of the Material Permits upon its termination or expiration in the ordinary due course will be renewed or reissued in the ordinary course of business upon terms and conditions substantially similar to its existing terms and conditions. There are no Proceedings pending or, to the Company’s knowledge, threatened that would reasonably be expected to result in the revocation, cancellation, limitation, restriction or termination of, or the imposition of any material fine, material penalty or other material sanction for violation of any legal or regulatory requirements relating to, any Material Permit.

Section 3.7 Material Contracts.

(a) Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is, as of the date of this Agreement, a party or by which any of their respective assets are bound and that are not expired or have not been terminated, and not including any Contracts pursuant to which the Company has with no material outstanding or executory obligations or Liabilities (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, the “Material Contracts”):

(i) any Contract relating to Indebtedness for borrowed money of any Group Company or to the placing of a Lien (other than a Permitted Lien) on any material assets or properties of any Group Company;

(ii) any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $500,000;

(iii) any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $50,000;

(iv) any (A) joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or research or development Contract, or similar Contract, in each case, which requires, or would reasonably be expected to require (based on any occurrence, development, activity or event contemplated by such Contract), aggregate payments to or from any Group Company in excess of $1,000,000 over the life of the Contract or (B) other Contract with respect to material Company Licensed Intellectual Property (other than any Non-Scheduled Contracts);

(v) any Contract that (A) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of ENVI or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of any Group Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential employee or customer, in each case, in any material respect or that would so limit or purports to limit, in any material respect, ENVI or any of its Affiliates after the Closing;

(vi) any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $200,000 annually or (B) $1,000,000 over the life of the agreement;

(vii) any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of a Group Company, in each case in excess of $50,000;

(viii) any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person outside of the ordinary course of business or, individually or in the aggregate, in an amount in excess of $50,000 or made any capital contribution to, or other investment in, any Person;

(ix) any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;

(x) any Contract with any Person (A) pursuant to which any Group Company (or ENVI or any of its Affiliates after the Closing) is or may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events or (B) under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any material Company Product or any material Intellectual Property Rights;

(xi) any Contract providing for any Company Change of Control Payment;

(xii) any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xiii) any settlement, conciliation or similar Contract (A) requiring monetary payments by any Group Company after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes any material, non-monetary obligations on any Group Company (or ENVI or any of its Affiliates after the Closing);

(xiv) each collective bargaining agreement or other Contract with any Group Company, on the one hand, and any labor union, labor organization or works council representing employees of such Group Company, on the other hand;

(xv) any Contract with any Group Company, or with any officer, director, manager, stockholder, member of an Affiliate of any Group Company or any of their respective Affiliates (“Affiliate Agreements”) (excluding employee confidentiality and invention assignment agreements, equity or incentive equity documents, Governing Documents, employment agreements, indemnification agreements, and offer letters for at-will employment); and

(xvi) any other Contract the performance of which requires either (A) annual payments to or from any Group Company in excess of $300,000 or (B)

aggregate payments to or from any Group Company in excess of $1,500,000 over the life of the agreement and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty (30) days’ prior written notice.

(b) (i) Each Material Contract is valid and binding on the applicable Group Company and, to the Company’s knowledge, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) the applicable Group Company and, to the Company’s knowledge, the counterparties thereto are not in material breach of, or default under, any Material Contract and (iii) no event has occurred that (with or without due notice or lapse of time or both) would result in a material breach of, or default under, any Material Contract by the applicable Group Company or, to the Company’s knowledge, the counterparties thereto. The Company has made available to ENVI true and complete copies of all Material Contracts in effect as of the date hereof (other than purchase orders, invoices, and similar confirmatory or administrative documents that are ancillary to the main contractual relationship between the parties to a particular Contract or group of Contracts and that, in each case, do not contain any material executory or continuing terms, conditions, obligations or rights).

Section 3.8 Absence of Changes. During the period beginning on January 1, 2021 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) the Group Companies have conducted their businesses in the ordinary course in all material respects, (ii) no Group Company has taken any action that would require the Consent of ENVI if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(iv), Section 5.1(b)(viii), Section 5.1(b)(xii) or Section 5.1(b)(xvi) (to the extent related to any of the foregoing) and (iii) no Group Company has taken any action that would require the Consent of ENVI if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(i), Section 5.1(b)(xv) or Section 5.1(b)(xvi) (to the extent related to Section 5.1(b)(i) or Section 5.1(b)(xv)).

Section 3.9 Litigation. There is (and since January 1, 2020 there has been) no Proceeding, by any counterparty not a Party hereto, pending or, to the Company’s knowledge, threatened against or involving any Group Company or, to the Company’s knowledge, pending or threatened against or involving any Group Company’s managers, officers, directors or employees (in their capacity as such), that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. Neither the Group Companies nor any of their respective properties or assets is subject to any material Order. From January 1, 2020 through the date hereof, there have been no material Proceedings by a Group Company pending against any other Person.

Section 3.10 Compliance with Applicable Law. Each Group Company (a) conducts (and, during the prior three years, has conducted) its business in accordance with all Laws and Orders applicable to such Group Company and is not in violation of any such Law or Order and (b) as of the date of this Agreement, has not received any written communications or, to the Company’s knowledge, any other communications from a Governmental Entity that alleges that such Group Company is not in compliance with any Law or Order, except in each case of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.11 Employee Plans.

(a) Section 3.11(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans (including, for each such Employee Benefit Plan, its jurisdiction). With respect to each material Employee Benefit Plan, the Group Companies have provided ENVI with true and complete copies of the material documents pursuant to which the plan is maintained, funded and administered.

(b) Each Employee Benefit Plan has been maintained, operated and administered in all material respects in compliance with applicable Laws and with the terms of such Employee Benefit Plan.

(c) No Group Company has any Liability with respect to or under: (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 of the Code; (iii) a “multiple employer plan” within the meaning of Section of 413(c) of the Code or Section 210 of ERISA; or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. No Group Company has any material Liabilities to provide any retiree or post-termination or post-ownership health or life insurance or other welfare-type benefits to any Person other than health continuation coverage pursuant to COBRA or similar Law and for which the recipient pays the full premium cost of coverage. No Group Company has any material Liabilities by reason of at any relevant time being considered a single employer under Section 414 of the Code with any other Person.

(d) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has timely received a favorable determination or opinion or advisory letter from the Internal Revenue Service. To the knowledge of the Company, there are no facts or circumstances that would be reasonably likely to adversely affect the qualified status for any such Employee Benefit Plan. None of the Group Companies has incurred (whether or not assessed) any material penalty or Tax under Section 4980H, 4980B, 4980D, 6721 or 6722 of the Code.

(e) Each Employee Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and its purpose, and no amount under any such plan, agreement or arrangement is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code.

(f) There are no pending or, to the Company’s knowledge, threatened in writing, material claims or Proceedings with respect to any Employee Benefit Plan (other than routine claims for benefits). There have been no “prohibited transactions” within the meaning of

Section 4975 of the Code or Sections 406 or 407 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan that have resulted in or could reasonably be expected to result in a material Liability to any Group Company. With respect to each Employee Benefit Plan, all contributions, distributions, reimbursements and premium payments that are due have been timely made, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(g) Except as set forth on Section 3.11(g) of the Company Disclosure Schedules, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not materially (alone or in combination with any other event) (i) result in any payment or benefit (including any Company Change of Control Payment) becoming due to or result in the forgiveness of any Indebtedness of any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, (ii) increase the amount or value of any compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies or (iii) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any compensation or benefits to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies.

(h) No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any of the Group Companies under any Employee Benefit Plan or otherwise as a result of the consummation of the transactions contemplated by this Agreement could, separately or in the aggregate, be nondeductible under Section 280G of the Code or subjected to an excise Tax under Section 4999 of the Code.

(i) The Group Companies have no material obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 4999 or 409A of the Code.

(j) Group Companies do not maintain any Foreign Benefit Plan.

Section 3.12 Environmental Matters.

(a) The Group Companies are now, and have been at all times, in material compliance with all Environmental Laws. No Group Company has conducted any testing showing that any Company Product failed to comply with Environmental Laws, and to the Company’s knowledge, no other Person has conducted testing showing such noncompliance.

(b) The Group Companies have all Permits necessary for their business and operations that are required to comply in all material respects with all applicable Environmental Laws and the Group Companies are now and have at all times been in compliance with the terms and conditions of such Permits in all material respects. No Governmental Entity has ever denied any Group Company a Permit for the use, development, or testing of any Company Product.

(c) None of the Group Companies have received any written communication or, to the Company’s knowledge, other communication from any Governmental Entity or any other

Person regarding any actual, alleged, or potential material violation of, or material Liability under, any Environmental Laws, and there is no basis for the same.

(d) There is (and, in the prior three years, there has been) no Proceeding pending or, to the Company’s knowledge, threatened in writing against or involving any Group Company in respect to any Environmental Laws.

(e) The Company has not manufactured, Released, treated, stored, disposed of, arranged for disposal of, transported or handled, or exposed any Person to, any Hazardous Substances, and no current or former property or facility is or has been contaminated by any Hazardous Substances, except in material compliance with, and except as could not reasonably be expected to give rise to Liability under, applicable Environmental Laws.

(f) The Group Companies have made available to ENVI copies of all material environmental assessments, audits, Permits, Permit applications, communications with regulators regarding Permits and Permit applications, and reports and all other material environmental, health and safety documents that are in any Group Company’s possession or reasonable control relating to the current or former operations, properties or facilities of the Group Companies, as well as the Company Products.

Section 3.13 Intellectual Property.

(a) Section 3.13(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all currently issued or pending Company Registered Intellectual Property (ii) all Patents that are licensed to any of the Group Companies and included in the Company Licensed Intellectual Property and (iii) material unregistered Marks and Copyrights owned by any Group Company, in each case, as of the date of this Agreement. Section 3.13(a) of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property as of the date of this Agreement (A) the record owner of such item where record owner includes situations where Company is the assignee, the applicant or beneficiary of an executory obligation to assign, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item and (D) the issuance, registration or application number, as applicable, for such item.

(b) As of the date of this Agreement, all necessary fees and filings with respect to any Patent constituting Company Registered Intellectual Property and any other material Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity and Internet domain name registrars to maintain such Patents and other material Company Registered Intellectual Property in full force and effect, except, in each case, where a Group Company has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew any immaterial issuance, registration or application. As of the date of this Agreement, no issuance or registration obtained and no application filed by the Group Companies for any Intellectual Property Rights has been cancelled, abandoned, allowed to lapse or not renewed, except where such Group Company has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew any immaterial issuance, registration or application. As of the date of this Agreement, there are no material Proceedings pending that relate to any of the Company Registered Intellectual Property and, to the Company’s

knowledge, no such material Proceedings are threatened by any Governmental Entity or any other Person.

(c) A Group Company exclusively owns all right, title and interest in and to all material Company Owned Intellectual Property, free and clear of all Liens or obligations to others (other than Permitted Liens). For all Patents owned or purported to be owned by the Group Companies, each inventor on the Patent has presently assigned their rights to a Group Company. No Group Company has (i) transferred ownership of, or granted any exclusive license with respect to, any material Company Owned Intellectual Property to any other Person or (ii) granted any customer the right to use any material Company Product on anything other than a non-exclusive basis. Section 3.13(c) of the Company Disclosure Schedules sets forth a list of all current (i.e., not terminated or expired) Contracts for Company Licensed Intellectual Property as of the date of this Agreement pursuant to which any Group Company has been granted any license or covenant not to sue under, or otherwise has received or acquired any right (whether or not exercisable) or interest in, such Company Licensed Intellectual Property, other than any of the following (the “Non-Scheduled Contracts”): (A) Contracts for Off-the-Shelf Software, (B) Contracts for Public Software, (C) non-disclosure Contracts and (D) Contracts with licenses granted by employees, individual consultants or individual contractors of any Group Company to a Group Company that do not materially differ from the Group Companies’ form therefor that has been made available to ENVI. The applicable Group Company has valid rights under all of its Contracts for Company Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all Company Licensed Intellectual Property licensed pursuant to such Contracts as the same is currently used, sold, licensed and otherwise exploited by such Group Company, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. The Company Owned Intellectual Property and the Company Licensed Intellectual Property, to the Company’s knowledge, constitute all of the Intellectual Property Rights used or held for use by the Group Companies in the operation of their respective businesses, and all Intellectual Property Rights necessary and sufficient to enable the Group Companies to conduct their respective businesses as currently conducted in all material respects. The Company Registered Intellectual Property (other than Company Registered Intellectual Property that has been applied for but not issued as registered), to the Company’s knowledge, is valid and enforceable, and, to the Company’s knowledge, all of the Group Companies’ rights in and to the Company Registered Intellectual Property, the Company Owned Intellectual Property and the Company Licensed Intellectual Property, are valid and enforceable (in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(d) Each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Company Owned Intellectual Property in the prior three years (each such Person, a “Creator”) have agreed to maintain and protect the trade secrets and confidential information of all Group Companies. Each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Company Owned Intellectual Property have assigned or have agreed to a present assignment to such Group Company all Intellectual Property Rights authored, invented, created, improved, modified or developed by such

Person in the course of such Creator’s employment or other engagement with such Group Company, other than such Intellectual Property Rights that cannot be assigned under applicable Law.

(e) Each Group Company takes reasonable steps to safeguard and maintain the secrecy of any trade secrets, know-how and other confidential information owned by each Group Company that the applicable Group Company desires to maintain as confidential. Without limiting the foregoing, each Group Company has not disclosed any material trade secrets, know-how or confidential information that the applicable Group Company desired to maintain as confidential to any other Person unless such disclosure was under an appropriate contractual, fiduciary or professional non-disclosure obligations. To the Company’s knowledge, in the prior three years, there has been no violation or unauthorized access to or disclosure of any trade secrets, know-how or confidential information of or in the possession each Group Company, or of any written obligations with respect to such.

(f) Except as set forth in Section 3.13(f) of the Company Disclosure Schedules, no funding or support from a Governmental Entity, nor any funding, support or facilities of a university, college, other educational institution, research center or other nonprofit organization was used in the development of any material Company Owned Intellectual Property.

(g) None of the Company Owned Intellectual Property and, to the Company’s knowledge, none of the Company Licensed Intellectual Property is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Group Companies or affects the validity, use or enforceability of any such Company Owned Intellectual Property, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(h) To the Company’s knowledge, neither the conduct of the business of the Group Companies nor any of the Company Products offered, marketed, licensed, provided, sold, distributed or otherwise exploited by the Group Companies nor the design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution, maintenance or other exploitation of any Company Product as authorized by any Group Company infringes, constitutes or results from an unauthorized use or misappropriation of or otherwise violates any Intellectual Property Rights of any other Person, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(i) In the prior three years, there is no material Proceeding pending nor has any Group Company received any written communications or, to the Company’s knowledge, any other communications (i) alleging that a Group Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property or (iii) inviting any Group Company to take a license under any Patent or consider the applicability of any Patents to any products or services of the Group Companies or to the conduct of the business of the Group Companies.

(j) To the Company’s knowledge, no Person is infringing, misappropriating, misusing, diluting or violating any Company Owned Intellectual Property in any material respect. In the prior three years, no Group Company has made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company Owned Intellectual Property in any material respect.

(k) To the Company’s knowledge, each Group Company has obtained, possesses and is in compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that is otherwise used by such Group Company and/or its employees in connection with the Group Company’s business, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as whole. No Group Company has disclosed or delivered to any escrow agent or any other Person, other than employees or contractors who are subject to confidentiality obligations, any of the confidential Software source code that is Company Owned Intellectual Property, and no other Person has the right, contingent or otherwise, to obtain access to or use any such Software source code. To the Company’s knowledge, no event has occurred that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the delivery, license or disclosure of any confidential Software source code that is owned by a Group Company or otherwise constitutes Company Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of a Group Company subject to confidentiality obligations with respect thereto.

(l) No Group Company has accessed, used, modified, linked to, created derivative works from or incorporated into any proprietary Software that constitutes a product or service offered by a Group Company or is otherwise considered Company Owned Intellectual Property and that is distributed outside of the Group Companies, or is otherwise used in a manner that may trigger or subject such Group Company to any obligations set forth in the license for such Public Software, any Public Software, in whole or in part, in each case in a manner that (i) requires any Company Owned Intellectual Property to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (ii) grants, or requires any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Owned Intellectual Property, (iii) limits in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company Owned Intellectual Property or (iv) otherwise imposes any limitation, restriction or condition on the right or ability of any Group Company to use, hold for use, license, host, distribute or otherwise dispose of any Company Owned Intellectual Property, other than compliance with notice and attribution requirements, in each case, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.14 Labor Matters.

(a) In the prior three years, except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies, (i) none of the Group Companies (A) has or has had any Liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalties, fines, interest, or other sums for failure to pay or delinquency in paying such compensation, and (B) has or has had any Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) the Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company.

(b) Each Group Company is in compliance in all material respects with all applicable Laws relating to employment or labor, including those related to hiring, background checks, wages, pay equity, hours, collective bargaining and labor relations, classification of independent contractors and employees, equal opportunity, document retention, notice, plant closing and mass layoff, health and safety, employment eligibility verification, immigration, child labor, discrimination, harassment, retaliation, accommodations, disability rights or benefits, affirmative action, workers’ compensation, unemployment insurance, employment and reemployment rights of members of the uniformed services, secondment and employee leave issues.

(c) In the prior three years, there has been no “mass layoff” or “plant closing” as defined by WARN related to any Group Company, and the Group Companies have not incurred any material Liability under WARN nor are they reasonably expected to incur any Liability under WARN as a result of the transactions contemplated by this Agreement.

(d) No Group Company is a party to or bound by any CBA and no employees of the Group Companies are represented by any labor union, labor organization, works council, employee delegate, representative or other employee collective group with respect to their employment. There is no duty on the part of any Group Company to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group, including in connection with the execution and delivery of this Agreement, the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby. In the prior three years, there has been no actual or, to the Company’s knowledge, threatened material unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, handbilling or other material labor disputes against or affecting any Group Company. To the Company’s knowledge, in the prior three years, there have been no labor organizing activities with respect to any employees of any Group Company.

(e) No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other workforce changes affecting employees of the Group Companies has occurred in the prior three years or, as of the date of this Agreement, is currently contemplated, planned or announced, including as a result of COVID-19 or any Pandemic Measure. As of the date of this Agreement, the Group Companies have not otherwise experienced any material employment-related liability with respect to or arising out of COVID-19 or any Pandemic Measure.

Section 3.15 Insurance. Section 3.15 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to ENVI. As of the date of this Agreement, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as would not have a Company Material Adverse Effect.

Section 3.16 Tax Matters.

(a) Each Group Company has prepared and filed all material Tax Returns required to have been filed by or with respect to it, all such Tax Returns are true and complete in all material respects, and each Group Company has paid all material Taxes required to have been paid by or with respect to it, regardless of whether shown on a Tax Return.

(b) Each Group Company has withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid by it in connection with amounts paid or owing to any employee, individual independent contractor, other service provider, equity interest holder or other Person.

(c) No Group Company is currently the subject of a Tax audit or examination or similar Proceeding or has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination or similar Proceeding, which has not been resolved or completed, in each case with respect to material Taxes. No assessment, deficiency or similar claim for material Taxes with respect to a Group Company has been proposed or assessed by any Tax Authority.

(d) No Group Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that are extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company, which agreement or ruling would be effective after the Closing Date.

(f) No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for material Taxes on any assets of the Group Companies, other than liens for Taxes not yet due and payable.

(h) During the two (2)-year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(i) No Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any material Liability for the Taxes of any Person (other than a Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor or by Contract or otherwise (other than liabilities pursuant to a Contract entered into in the ordinary course of business that is not primarily related to Taxes).

(j) No written claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file a Tax Return claiming that such Group Company is or may be subject to taxation by that jurisdiction that would be reported on or the subject of such Tax Return, which claims have not been resolved or withdrawn.

(k) No Group Company is a party to any Tax allocation, Tax sharing, Tax indemnity or similar agreement (other than any such agreement to which only Group Companies are parties or any such agreement that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l) No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized. Each Group Company is tax resident (and subject to income Tax) only in its jurisdiction of formation.

(m) Company currently conducts a business. Such business is the Company’s “historic business” within the meaning of Treasury Regulations Section 1.368-1(d), and no assets of the Company have been sold, transferred, or otherwise disposed of that would prevent the Surviving Company from continuing the “historic business” of the Company or from using a “significant portion” of the Company’s “historic business assets” in a business following the Merger, as such terms are used in Treasury Regulations Section 1.368-1(d).

(n) As of the date of this Agreement, to the knowledge of the Company, no Group Company has taken or agreed to take any action, in each case not contemplated by this Agreement and/or any Ancillary Document, that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist as of the date of this Agreement, in each case not contemplated by this Agreement or any Ancillary Document, that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(o) The Company is not an “investment company” as such term is use in Section 368(a)(2)(F) of the Code.

(p) No Group Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) beginning after the Closing Date as a result of any installment sale or other transaction occurring prior to the Closing, any accounting method change or agreement with any Tax Authority filed or made prior to the Closing or use of an improper method of accounting prior to the Closing, any prepaid amount received prior to the Closing or any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law) occurring or existing prior to the Closing. No Group Company has any liability in connection with Section 965 of the Code, or has ever owned any Person organized in a jurisdiction located outside the United States.

Section 3.17 Brokers. Except for fees (including a good faith estimate of the amounts due and payable assuming the Closing occurs) set forth on Section 3.17 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation.

Section 3.18 Real and Personal Property.

(a) Owned Real Property. No Group Company owns any real property.

(b) Leased Real Property. Section 3.18(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement. True and complete copies of all such Real Property Leases have been made available to ENVI. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s knowledge, any counterparty under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default under any Real Property Lease or would permit termination of, or a material modification or acceleration thereof, by any counterparty to any Real Property Lease. The Group Companies’ possession and quiet enjoyment of the Leased Real Property under any Real Property Lease has not been materially disturbed, and to the Company’s knowledge, there are no material disputes with respect to any Real Property Lease.

(c) Personal Property. Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material tangible assets and properties of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies, except for assets disposed of in the ordinary course of business.

(d) Assets. Immediately after the Effective Time, the tangible assets (which, for the avoidance of doubt, shall include any tangible assets held pursuant to valid leasehold interest, license or other similar interests or right to use any assets) of the Group Companies will constitute all of the tangible assets necessary to conduct the businesses of the Group Companies immediately after the Closing, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.19 Transactions with Affiliates. Section 3.19 of the Company Disclosure Schedules sets forth all Contracts between (a) any Group Company, on the one hand, and (b) any employee, officer, director, equityholder or Affiliate of any Group Company or any spouse, child or member of the same household of any officer, director or employee of any Group Company or any Affiliate of any Group Company, on the other hand (each Person identified in this clause (b), a “Company Affiliated Party”), other than (i) Contracts with respect to a Company Affiliated Party’s status as an (A) employee (including Employee Benefits Plans and other ordinary course compensation) entered into in the ordinary course of business, or (B) consultant or other non-employee service provider of the Company that have been made available to ENVI and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b), (iii) Contracts with respect to a Company Shareholder’s or a holder of Company Equity Award’s status as a holder of Equity Securities of the Company, and (iv) customary director and officer indemnification agreements that have been made available to ENVI. No Company Affiliated Party (A) owns any material interest in any material asset or property used in any Group Company’s business, or (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material supplier, vendor, partner, customer, lessor or other material business relation of any Group Company. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 3.19) are referred to herein as “Company Affiliated Party Transactions”.

Section 3.20 Data Privacy and Security.

(a) Since March 31, 2019, each Group Company has been in compliance with Privacy Laws, and in all material respects with (i) Contracts (or portions thereof) between such Group Company and other Persons relating to Personal Data and (ii) applicable written policies, public statements and other public representations relating to the Processing of Personal Data, inclusive of all disclosures required by applicable Privacy Laws (“Privacy and Data Security Policies,” and together with Privacy Laws and such Contracts, “Privacy Commitments”). The execution, delivery and performance by the Company of this Agreement and the Ancillary Documents to which the Company is or will be a party, and the consummation of the transactions contemplated hereby or thereby, are not reasonably expected to, directly or indirectly, result in a violation of any Privacy Commitments that would be materially adverse to the Group Companies, taken as a whole.

(b) Since March 31, 2019, the Privacy and Data Security Policies have at all times been maintained and made available to individuals in accordance with reasonable industry practices and as required by Privacy Laws, are accurate and complete and are not misleading or deceptive (including by omission). The practices of each Group Company with respect to the

Processing of Personal Data conform in all material respects to the Privacy and Data Security Policies that govern such Personal Data.

(c) There is (and in the prior three years there has been) no material Proceeding pending or, to the Company’s knowledge, threatened against or involving any Group Company initiated by any Person (including (i) the United States Federal Trade Commission, any state attorney general or similar state official, (ii) any other Governmental Entity, foreign or domestic or (iii) any regulatory or self-regulatory entity) alleging that any Processing of Personal Data by or on behalf of a Group Company is or was in violation of any Privacy Commitments. To the Company’s knowledge, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any Proceeding for any potential violation of any Privacy Commitments.

(d) In the prior three years, (i) there has been no unauthorized access to, or unauthorized use, disclosure, or Processing of Personal Data in the possession or control of any Group Company or any of its contractors with regard to any Personal Data obtained from or on behalf of a Group Company (“Security Incident”), (ii) there have been no unauthorized intrusions or breaches of security into any Company IT Systems, and (iii) none of the Group Companies has notified or been required to notify any Person of any (A) loss, theft or damage of, or (B) other unauthorized or unlawful access to, or use, disclosure or other Processing of, Personal Data, except, in each case of clauses (i), (ii), and (iii), as would not have a Company Material Adverse Effect. Each Group Company has implemented commercially reasonable administrative, physical and technical safeguards to protect the confidentiality, integrity and security of Personal Data against any Security Incident, including taking all reasonable steps to safeguard and back up Personal Data.

(e) Each Group Company owns or has a license or other right to use the Company IT Systems as necessary to operate the business of each Group Company as currently conducted. All Company IT Systems are (i) free from any defect, bug, virus or programming, design or documentation error and (ii) in sufficiently good working condition to effectively perform all information technology operations necessary for the operation of the Group Companies’ businesses (except for ordinary wear and tear), except in each case of clauses (i) and (ii), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. In the prior three years, there have not been any material failures, breakdowns or continued substandard performance of any Company IT Systems that have caused a material failure or disruption of the Company IT Systems other than routine failures or disruptions that have been remediated in the ordinary course of business.

Section 3.21 Compliance with International Trade & Anti-Corruption Laws.

(a) None of the Group Companies, any of their respective officers, directors or employees or, to the Company’s knowledge, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, in the prior three years, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv)

otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is or has, in the prior three years, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria).

(b) None of the Group Companies, any of their respective officers, directors or employees or, to the Company’s knowledge, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

(c) To the Company’s knowledge, as of the date hereof, there are no current or pending internal investigations, third-party investigations (including by any Governmental Entity), or internal or external audits that address any material allegations or information concerning possible material violations of the Anti-Corruption Laws related to the Company or any of the Company’s Subsidiaries.

Section 3.22 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing ENVI Shareholders or at the time of the ENVI Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 3.22, no representation or warranty is made by either the Group Companies with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not supplied by or on behalf of the Group Companies for use therein.

Section 3.23 Regulatory Compliance.

(a) No Company Products are or have been classified by the FDA as medical devices, biologics or pharmaceuticals or are or have been otherwise regulated by the FDA or any other Governmental Entity under the Public Health Laws or any other comparable Laws that require any premarket authorization, clearance, or approval for any Company Product before commercialization or that classify medical devices, biologics, or pharmaceuticals as exempt from premarket authorization, clearance, or approval. Neither the FDA nor any other Governmental Entity has provided written or verbal notice to any Group Company that the Company Products may be subject to such Laws by FDA nor any other Governmental Entity regulation under any Public Health Laws or any other comparable Laws.

(b) In the prior three years, none of the Group Companies have held any Regulatory Permits and no such Regulatory Permits are or have been required and necessary for the Group Companies to conduct their respective businesses as currently conducted. To the Company’s knowledge, no Governmental Entity has informed the Company that a Regulatory Permit is required for the Group Companies to conduct their respective businesses as currently conducted.

(c) There is (and in the prior three years there has been) no material Proceeding pending or, to the Company’s knowledge, threatened against or involving any Group Company related to compliance with Public Health Laws. The Group Companies do not have, and, in the prior three years, have not had, any material Liabilities for failure to comply with any Public Health Laws.

(d) In the prior three years, no Group Company has undergone, or is currently undergoing, any inspection related to any Company Product or any other Governmental Entity investigation under any Public Health Law.

Section 3.24 Suppliers. Section 3.24 of the Company Disclosure Schedules sets forth the top ten (10) suppliers/service providers of the Company for the fiscal years ended December 31, 2019 and December 31, 2020 (determined on the basis of payments to such vendors/suppliers) (each, a “Material Supplier”). Other than in the ordinary course of business, no Material Supplier has terminated, or given written notice that it intends to terminate, any of its business relationship with any Group Company. There has been no material dispute or controversy or, to the Company’s knowledge, threatened material dispute or controversy, between any Group Company, on the one hand, and any such Material Supplier, on the other hand.

Section 3.25 Investigation; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition and operations of, the ENVI Parties and (ii) it has been furnished with or given access to such documents and information about the ENVI Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any ENVI Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of the ENVI Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 3.26 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY ENVI PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 3 OR THE ANCILLARY DOCUMENTS, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO ANY ENVI PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OR ON BEHALF OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY ENVI PARTY OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 3 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY ENVI PARTY OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES RELATING TO THE ENVI PARTIES

Except (a) as set forth on the ENVI Disclosure Schedules, (which will only qualify the representations and warranties set forth in this Article 4 in the manner set forth in Section 8.8), or (b) as set forth in any ENVI SEC Reports publicly filed with the SEC prior to the date of this Agreement (excluding (x) any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature, (y) any information incorporated by reference into the ENVI SEC Reports (other than from other ENVI SEC Reports), or (z) any information or disclosure subject to a confidential treatment order or not otherwise publicly available);, each ENVI Party hereby represents and warrants to the Company, in each case, as of the date of this Agreement and as of the Closing, as follows:

Section 4.1 Organization and Qualification. Each ENVI Party is an exempted company, corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable). The Governing Documents of each ENVI Party are in full force and effect, and no ENVI Party is in breach or violation of any provision set forth in its Governing Documents.

Section 4.2 Authority. Each ENVI Party has the requisite exempted company, corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is (or, in the case of any Ancillary Document contemplated hereby to be entered into after the date of this Agreement, will be) a party and, subject to (a) the receipt of the ENVI Shareholder Approval and (b) the approvals and Consents to be obtained by Merger Sub pursuant to Section 5.10 (which, in the case of this clause (b), do not require any Consent other than the Consent of ENVI), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Ancillary Documents to which an ENVI Party is or will be a party, the performance of an ENVI Party’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and unanimously approved by the members of the ENVI Board present (including that, as of the date hereof, the members of the ENVI Board present at the meeting of the ENVI Board has unanimously made, and has not revoked, the ENVI Board Recommendation) and upon receipt of the ENVI Required Shareholder Approval (and the approvals and Consents to be obtained with respect to Merger Sub pursuant to Section 5.10, which do not require any Consent other than the Consent of ENVI), no other corporate or equivalent action or proceeding on the part of any holder of ENVI capital stock, ENVI or Merger Sub is necessary to authorize this Agreement or such Ancillary Documents, the performance of any ENVI Party’s obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby. This Agreement and each Ancillary Document to which an ENVI Party is contemplated hereby to be a party as of the date hereof has been (and each Ancillary Document to which an ENVI Party is contemplated hereby to be a party following the execution of this Agreement, will be upon execution thereof), duly and validly executed and delivered by such ENVI Party and constitutes (or, with respect to each Ancillary Document contemplated to be executed after the execution of this Agreement, will constitute upon execution thereof), a valid, legal and binding agreement of such ENVI Party (assuming this Agreement has been and the Ancillary Documents to which such ENVI Party is or is contemplated to be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto), enforceable against such ENVI Party in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The ENVI Required Shareholder Approval and the approvals and Consents to be obtained by Merger Sub pursuant to Section 5.10 are the only votes or Consents of the holders of any class or series of capital stock of ENVI or Merger Sub required to approve and adopt this Agreement, the Ancillary Documents to which any ENVI Party is or is contemplated to be a party, the performance of the ENVI Parties’ obligations hereunder and thereunder and the consummation of the transactions contemplated hereby (including the Merger).

Section 4.3 Consents and Requisite Governmental Approvals; No Violations.

(a) No Consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of an ENVI Party with respect to such ENVI Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the Antitrust Laws, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) such filings with and approvals of Nasdaq to permit the ENVI Shares to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on Nasdaq, (iv) the filing of the Certificate of Merger, or (v) any other Consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have an ENVI Material Adverse Effect.

(b) None of the execution or delivery by an ENVI Party of this Agreement or any Ancillary Document to which it is or will be a party, the performance by an ENVI Party of its obligations hereunder or thereunder or the consummation by an ENVI Party of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Governing Documents of an ENVI Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which an ENVI Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such ENVI Party or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of an ENVI Party, except in the case of any of clauses (ii) through (iv) above, as would not have an ENVI Material Adverse Effect.

Section 4.4 Brokers. Except for fees (including a good faith estimate of the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the ENVI Disclosure Schedules (which fees shall be the sole responsibility of the ENVI), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any ENVI Party or any of its Affiliates for which an ENVI Party has any obligation.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of either ENVI Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing ENVI Shareholders or at the time of the ENVI Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.5, no representation or warranty is made by either ENVI Party with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not supplied by or on behalf of the ENVI Parties for use therein.

Section 4.6 Capitalization of the ENVI Parties.

(a) Section 4.6(a) of the ENVI Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding ENVI Shares. All outstanding ENVI Shares (except to the extent such concepts are not applicable under the applicable Law of ENVI’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (x) were not issued in violation of the Governing Documents of ENVI or in violation of any other Contracts to which ENVI is a party or otherwise bound, in each case, in any material respect, (y) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of ENVI) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person and (z) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, in each case under clause (y) and (z), in all material respects. Except for the ENVI Shares set forth on Section 4.6(a) of the ENVI Disclosure Schedules, immediately prior to Closing and before giving effect to the PIPE Financing and the ENVI Shareholder Redemption, there shall be no other Equity Securities of ENVI issued and outstanding.

(b) Immediately after the Effective Time, (i) the authorized share capital of ENVI will consist of 500,000,000 shares of ENVI Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 25,875,000 shares of ENVI Common Stock will be issued and outstanding (not including any shares of ENVI Common stock issuable in connection with the PIPE Financing or any shares of ENVI Common Stock to be issued pursuant to this Agreement, and assuming that no redemptions of ENVI Class A Shares are effected in connection with the ENVI Shareholder Redemption, none of the Rollover Options are exercised for ENVI Shares on the Closing Date and no Equity Securities are issued or granted after the Effective Time (including, for the avoidance of doubt, any Equity Securities granted under or issued in respect of the ENVI Incentive Equity Plan (or any awards thereunder) or the ENVI Employee Stock Purchase Plan on the Closing Date)) and no shares of preferred stock or any other Equity Securities of ENVI will be issued and outstanding ((A) assuming that the Allocation Schedule is true and correct in all respects and otherwise in accordance with the requirements of Section 2.3(a) and the Company has complied in all respects with Section 2.4(e) and Section 5.1(b)(iv) and (B) other than the Rollover Options, any Equity Securities either permitted to be issued or granted pursuant to Section 5.11(h) (including as set forth in Section 5.11(h) of the ENVI Disclosure Schedules or in accordance with Section 5.11(h)) or any Equity Securities issued or granted after the Effective Time (including, for the avoidance of doubt, any Equity Securities granted under or issued in respect of the ENVI Incentive Equity Plan (or any awards thereunder) or the ENVI Employee Stock Purchase Plan on the Closing Date)), and (ii) all of the issued and outstanding ENVI Shares (A) will be duly authorized, validly issued, fully paid and nonassessable, (B) will have been issued in compliance with applicable Law, including Securities Laws, in each case under clause (B), in all material respects and (C) will not have been issued in breach or violation of any preemptive rights or Contract to which ENVI is a party or bound, in each case under clause (C), in any material respect.

(c) Except (w) as set forth on Section 4.6(a) of the ENVI Disclosure Schedules, (x) for the issuance of the ENVI Common Stock as expressly contemplated by this Agreement or the PIPE Subscription Agreements or the entry into the applicable Ancillary Documents, (y) as permitted to be issued, granted or entered into, as applicable, pursuant to Section 5.11(h) (including as set forth in Section 5.11(h) of the ENVI Disclosure Schedules) in accordance with Section 5.11(h) or (z) for the capital stock of Merger Sub owned by ENVI, (i) there are no outstanding (A) equity appreciation, phantom equity or profit participation rights with respect to an ENVI Party is a party or pursuant to which it has any obligations or (B) options, restricted stock, restrictive stock units phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts or commitment that could require ENVI to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of any ENVI Party. There are no outstanding bonds, debentures, notes or other indebtedness of ENVI having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of ENVI Common Stock may vote. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any ENVI Party’s Equity Securities between an ENVI Party and any other Person. The ENVI Parties are not a party to any shareholders agreement, or registration rights agreement relating to ENVI Common Stock or any other Equity Securities of ENVI. There are no securities issued by or to which ENVI is a party containing anti-dilution or similar provisions that will be triggered by the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, in each case, that have not been or will not be waived on or prior to the Closing Date.

(d) The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with applicable Law, including Securities Laws, in each case under clause (ii), in all material respects and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by ENVI free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Governing Documents of Merger Sub). As of the date of this Agreement, ENVI has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub. Merger Sub was formed solely for the purpose of consummating the Merger.

(e) Except for the ownership of ENVI of the Equity Securities of Merger Sub, no ENVI Party owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and no ENVI Party is a partner or member of any partnership, limited liability company or joint venture.

Section 4.7 SEC Filings. ENVI has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “ENVI SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional ENVI SEC Reports”). Each of the ENVI SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional ENVI SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the ENVI SEC Reports or the Additional ENVI SEC Reports (for purposes of the Additional ENVI SEC Reports, assuming that the representation and warranty set forth in Section 3.22 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of their respective dates of filing, the ENVI SEC Reports did not, and the Additional ENVI SEC Reports will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (for purposes of the Additional ENVI SEC Reports, assuming that the representation and warranty set forth in Section 3.22 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the ENVI SEC Reports.

Section 4.8 Absence of Changes. During the period beginning on December 31, 2020 and ending on the date of this Agreement, no ENVI Material Adverse Effect has occurred.

Section 4.9 Contracts; No Defaults.

(a) Section 4.9(a) of the ENVI Disclosure Schedules contains a listing of all Contracts including every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements) to which an ENVI Party is a party or by which any of their respective assets are bound as of the date hereof.

(b) Each Contract of a type required to be listed on Section 4.9(a)of the ENVI Disclosure Schedules (each, an “ENVI Material Contract”), (i) is valid and binding on the applicable ENVI Party and, to the ENVI Parties’ knowledge, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such ENVI Party and, to the ENVI Parties’ knowledge, the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) the applicable ENVI Party and, to the Parties’ knowledge, the counterparties thereto are not in material breach of, or default under, any ENVI Material Contract and (iii) no event has occurred that (with or without due notice or lapse of time or both) would result in a material breach of, or default under, any ENVI Material Contract by the applicable ENVI Party or, to the Parties’ knowledge, the counterparties thereto. ENVI Parties have made available to the Company true and complete copies of all ENVI Material Contracts in effect as of the date hereof (it being understood and agreed, for the avoidance of doubt, that each ENVI Material Contract set forth in any ENVI SEC Report that is publicly available as of the date hereof shall be deemed to have been made available to the Company pursuant to this sentence).

Section 4.10 Investment Company Act. No ENVI Party is an “investment company” within the meaning of the Investment Company Act.

Section 4.11 Trust Account; Financial Ability. As of the date of this Agreement, ENVI has an amount in cash in the Trust Account equal to at least $207,000,000. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated January 13, 2021 (the “Trust Agreement”), between ENVI and Continental Stock Transfer & Trust Company , as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the ENVI SEC Reports to be inaccurate or, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing ENVI Shareholders who shall have elected to redeem their ENVI Class A Shares pursuant to the Governing Documents of ENVI or (iii) if ENVI fails to complete a business combination within the allotted time period set forth in the Governing Documents of ENVI and liquidates the Trust Account, subject to the terms of the Trust Agreement, ENVI (in limited amounts to permit ENVI to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of ENVI) and then the Pre-Closing ENVI Shareholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of ENVI and the Trust Agreement. As of the date hereof, ENVI has performed all material obligations required to be performed by it, and is not in material breach or default, or delinquent in performance in any material respect or any other respect (claimed or actual) in any material respect, under the Trust Agreement, and, to ENVI’s knowledge, no event has occurred which (with due notice or lapse of time or both) would constitute a material default under the Trust Agreement. As of the date of this Agreement, there are no Proceedings pending, or to ENVI’s knowledge, threatened with respect to the Trust Account. Since January 13, 2021, ENVI has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby (including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Pre-Closing ENVI Shareholders who have elected to redeem their ENVI Class A Shares pursuant to the Governing Documents of ENVI, each in accordance with the terms of and as set forth in the Trust Agreement), ENVI shall have no further obligation under either the

Trust Agreement or the Governing Documents of ENVI to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 4.12 Transactions with Affiliates. Section 4.12 of the ENVI Disclosure Schedules sets forth all Contracts between (a) ENVI, on the one hand, and (b) any employee, officer, director, equityholder or Affiliate of ENVI or any spouse, child or member of the same household of any officer, director or employee of ENVI, ENVI Sponsor, or any of their respective Affiliates, on the other hand (each Person identified in this clause (b), an “ENVI Affiliated Party”), other than (i) Contracts with respect to an ENVI Affiliated Party’s employment with, or the provision of services to, ENVI entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.11 (including as set forth in Section 5.11(a)-(r) of the ENVI Disclosure Schedules) or entered into in accordance with Section 5.11, (iii) Contracts with respect to a Person’s status as a holder of ENVI Shares and (iv) customary director and officer indemnification agreements that have been made available to the Company or are in the form that is publicly filed with the SEC. No ENVI Affiliated Party (A) owns any material interest in any material asset or property used in the business of ENVI, or (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material supplier, vendor, partner, customer, lessor or other material business relation of ENVI. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.12 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 4.12) are referred to herein as “ENVI Affiliated Party Transactions”.

Section 4.13 Litigation. There is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding by any counterparty not a Party hereto, pending or, to ENVI’s knowledge, threatened against or involving any ENVI Party, or, to ENVI’s knowledge, pending or threatened against or involving any ENVI Party’s managers, officers, directors or employees (in their capacity as such), that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the ENVI Parties, taken as a whole. None of the ENVI Parties nor any of their respective properties or assets is subject to any material Order. Since ENVI’s organization, incorporation or formation, as applicable, through the date hereof, there have been no material Proceedings by any ENVI Party pending against any other Person.

Section 4.14 Compliance with Applicable Law. Each ENVI Party (a) is (and since its organization, incorporation or formation, as applicable, has been) in compliance with all applicable Laws, and (b) as of the date of this Agreement, has not received any written communications or, to ENVI’s knowledge, any other communications from a Governmental Entity that alleges that any ENVI Party is not in compliance with any Law or Order, except in each case of except in the case of clauses (a) and (b) as is not and would not reasonably be expected, individually or in the aggregate, material to the ENVI Parties, taken as a whole.

Section 4.15 ENVI Party Activities.

(a) Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents, the performance of its covenants and agreements in this

Agreement and the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to, or incurred in connection with, its organization, incorporation or formation, as applicable, its continuing corporate (or similar) existence or the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby. ENVI owns 100% of the outstanding Equity Securities of Merger Sub.

(b) Since its incorporation, ENVI has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business or similar combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Documents or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature. Except for this Agreement or the Ancillary Documents, there is no Contract binding upon any ENVI Party or to which any ENVI Party is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing).

Section 4.16 Internal Controls: Listing: Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of ENVI’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) ENVI has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of ENVI’s financial reporting and the preparation of the ENVI’s financial statements for external purposes in accordance with GAAP and (ii) ENVI has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to ENVI is made known to ENVI’s principal executive officer and principal financial officer by others within ENVI.

(b) ENVI has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by ENVI to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of ENVI.

(c) Since its initial public offering (“IPO”), except as set forth on Section 4.16(c) of the ENVI Disclosure Schedules, ENVI has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The ENVI Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no Proceeding pending or, to ENVI’s knowledge, threatened against ENVI by Nasdaq or the SEC with respect to any intention by such entity to deregister ENVI Class A Shares or prohibit or terminate the listing of ENVI Class A

Shares on Nasdaq. ENVI has not taken any action that is designed to terminate the registration of ENVI Class A Shares under the Exchange Act.

(d) The ENVI SEC Reports contain true and complete copies of the applicable ENVI Financial Statements. The ENVI Financial Statements (i) fairly present in all material respects the financial position of ENVI as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be indicated in the notes thereto) and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto, (iii) in the case of the audited ENVI Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) ENVI has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for ENVI’s and its Subsidiaries’ assets. ENVI maintains and, for all periods covered by the ENVI Financial Statements, has maintained books and records of ENVI in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of ENVI in all material respects.

(f) Since its incorporation, ENVI has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of ENVI, (ii) a “material weakness” in the internal controls over financial reporting of ENVI or (iii) fraud, whether or not material, that involves management or other employees of ENVI who have a significant role in the internal controls over financial reporting of ENVI.

Section 4.17 No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.17 of the ENVI Disclosure Schedules, (b) ENVI Expenses incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (it being understood and agreed that the expected third parties that are, as of the date hereof, entitled to fees, expenses or other payments in connection with the matters described in this clause (b) shall be set forth on Section 4.17 of the ENVI Disclosure Schedules), (c) incurred in connection with or incident or related to an ENVI Party’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence of either ENVI Party, in each case, which are immaterial in nature, (d) that are immaterial and incurred in connection with activities that are administrative or ministerial in nature, (e) set forth on (or in the notes to) the balance sheet of ENVI contained in the Quarterly Report on Form 10-Q, filed with the SEC on May 24, 2021 (the “Latest ENVI Balance Sheet”),

(f) that have arisen since the date of the Latest ENVI Balance Sheet in the ordinary course of business (excluding any Liabilities directly or indirectly related to a breach of Contract, breach of warranty, tort, Proceeding or violation of, or non-compliance with Law), (g) that are first incurred after the date hereof, expressly permitted pursuant to the terms Section 5.11 (including as set forth in Section 5.11(a)-(r) of the ENVI Disclosure Schedules), or incurred in accordance with Section 5.11 or (h) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to the ENVI Parties, taken as a whole, the ENVI Parties do not have any Liabilities.

Section 4.18 Employees. Other than any officers as described in the ENVI SEC Reports, ENVI and Merger Sub have never employed any employees or retained any contractors. ENVI and Merger Sub have never maintained, sponsored, contributed to or had any direct liability under, and do not currently maintain, sponsor, contribute to or have any direct liability under, any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control compensation, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement and any Ancillary Document nor the consummation of the transactions contemplated by this Agreement will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of ENVI, or (ii) result in the acceleration of the time of payment or vesting of any such benefits. The transactions contemplated by this Agreement shall not be the direct or indirect cause of any amount paid or payable by the ENVI, Merger Sub or any of their Affiliates being classified as an “excess parachute payment” under Section 280G of the Code or the imposition of any additional Tax under Section 4999 or 409A(a) (1)(B) of the Code. There is no Contract, agreement, plan or arrangement to which ENVI or Merger Sub is a party which requires payment by any party of a Tax gross-up or Tax reimbursement payment to any person, including under Section 4999 or 409A of the Code.

Section 4.19 Tax Matters.

(a) Each ENVI Party has prepared and filed all material Tax Returns required to have been filed by or with respect to it, all such Tax Returns are true and complete in all material respects, and each ENVI Party has paid all material Taxes required to have been paid by or with respect to it regardless of whether shown on a Tax Return.

(b) Each ENVI Party has withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid by it in connection with amounts paid or owing to any employee, individual independent contractor, other service provider, equity interest holder or other Person.

(c) No ENVI Party is currently the subject of a Tax audit or examination or similar Proceeding or has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination or similar Proceeding, which has not been resolved or completed, in each case with respect to material Taxes. No assessment, deficiency or similar claim for material Taxes with respect to any ENVI Party has been proposed or assessed by any Tax Authority.

(d) No ENVI Party has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any ENVI Party, which agreement or ruling would be effective after the Closing Date.

(f) None of the ENVI Parties is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for material Taxes on any assets of the ENVI Parties, other than Liens for Taxes not yet due and payable.

(h) During the two (2)-year period ending on the date of this Agreement, no ENVI Party was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(i) No ENVI Party (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was ENVI) or (ii) has any material Liability for the Taxes of any other Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Tax Law), as a transferee or successor or by Contract or otherwise (other than liabilities pursuant to a Contract entered into in the ordinary course of business that is not primarily related to Taxes).

(j) No written claims have ever been made by any Tax Authority in a jurisdiction where an ENVI Party does not file a Tax Return claiming that such ENVI Party is or may be subject to taxation by that jurisdiction that would be reported on or the subject of such Tax Return, which claims have not been resolved or withdrawn.

(k) No ENVI Party is a party to any Tax allocation, Tax sharing, Tax indemnity or similar agreement (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no ENVI Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l) No ENVI Party has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized. Each ENVI Party is tax resident (and subject to income Tax) only in its jurisdiction of organization, incorporation or formation, as applicable.

(m) No ENVI Party has ever owned, directly or indirectly, any Company Share.

(n) Merger Sub is a wholly owned, first-tier Subsidiary of ENVI and was formed solely to effect the Merger.

(o) No ENVI Party has any present plan or intention to sell or otherwise dispose of any material assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

(p) It is the present intention of the ENVI Parties (i) to continue or cause the continuation of at least one significant “historic business” line (within the meaning of Treasury Regulations Section 1.368-1(d)(2)) of the Company or (ii) to use or cause the use of a significant portion of the Company’s “historic business assets” (within the meaning of Treasury Regulations Section 1.368-1(d)(3)) in a business.

(q) As of the date of this Agreement, to the knowledge of ENVI, none of the ENVI Parties has taken or agreed to take any action, in each case not contemplated by this Agreement and/or any Ancillary Documents that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of ENVI, no facts or circumstances exist as of the date of this Agreement, in each case not contemplated by this Agreement or any Ancillary Document, that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(r) No ENVI Party will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) beginning after the Closing Date as a result of any installment sale or other transaction occurring prior to the Closing, any accounting method change or agreement with any Tax Authority filed or made prior to the Closing or use of an improper method of accounting prior to the Closing, any prepaid amount received prior to the Closing or any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law) occurring or existing prior to the Closing. No Group Company has any liability in connection with Section 965 of the Code, or has ever owned any Person organized in a jurisdiction located outside the United States.

Section 4.20 CFIUS Foreign Person Status. No ENVI Party is a “foreign person” or a “foreign entity,” as defined in Section 721 of the Defense Production Act of 1950, including all implementing regulations thereof (the “DPA”). No ENVI Party is controlled by a “foreign person,” as defined in the DPA. No ENVI Party permits any foreign person affiliated with ENVI, whether affiliated as a limited partner or otherwise, to obtain through ENVI any of the following with respect to ENVI: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of ENVI; (ii) membership or observer rights on the Board of Directors or equivalent governing body of ENVI or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of ENVI; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of ENVI regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by ENVI, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” of the Company (as defined in the DPA).

Section 4.21 Compliance with International Trade & Anti-Corruption Laws.

(a) Since ENVI’s incorporation, neither ENVI nor, ENVI’s respective officers, directors or employees or, to ENVI’s knowledge, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i)-(iii) or any country or territory which is or has, since ENVI’s incorporation, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria).

(b) Since ENVI’s incorporation, none of the ENVI Parties, any of their respective officers or directors or, to ENVI’s knowledge, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

Section 4.22 Change of Control Payments. Section 4.22 of the ENVI Disclosure Schedules sets forth a list of all ENVI Change of Control Payments as of the date of this Agreement.

Section 4.23 PIPE Financing. ENVI has delivered to the Company a true, correct and complete copy of the fully executed PIPE Subscription Agreements as in effect as of the date hereof, each of which is substantially in the form as Exhibit B, pursuant to which the PIPE Investors have collectively committed, on the terms and subject to the conditions therein, to purchase an aggregate of 10,525,000 shares of ENVI Common Stock for $10.00 per share. Each of the PIPE Subscription Agreements is, as of the date hereof, in full force and effect (assuming, with respect to each PIPE Investor, that each such PIPE Subscription Agreement has been duly authorized, executed and delivered by each applicable PIPE Investor), and as of the date hereof, none of the PIPE Subscription Agreements has been withdrawn, rescinded or terminated or otherwise amended or modified in any respect, and, to ENVI’s knowledge, no such amendment or modification is contemplated as of the date hereof. Except as has not and would not reasonably be expected to cause any of the conditions to a PIPE Investor’s obligation to purchase the ENVI Shares under the applicable PIPE Subscription Agreement to not be satisfied, ENVI is not in breach of any of the representations or warranties of ENVI, or terms or conditions set forth in any of the PIPE Subscription Agreements. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach, default or failure to satisfy any condition precedent set forth therein (assuming the accuracy of the representations and warranties of the Company set forth in this Agreement and, with respect to each PIPE Investor, the accuracy of the PIPE Investors set forth in each PIPE Subscription Agreement). As of the date hereof, assuming the accuracy of the representations and warranties contained in Article 3 in all material respects and, with respect to each PIPE Investor, the representations and warranties of each PIPE Investor in the applicable PIPE Subscription Agreement in all material respects, the performance by the Company of its covenants, agreements and obligations to be performed prior to the Closing hereunder in all material respects and, with respect to each PIPE Investor, the performance by each PIPE Investor of its covenants, agreements and obligations under the applicable PIPE Subscription Agreement in all material respects, ENVI (i) has no knowledge that any event has occurred that (with or without notice or lapse of time, or both) would constitute a breach or default under any of the PIPE Subscription Agreements, (ii) has no knowledge of any fact, event or other occurrence that makes any of the representations or warranties of ENVI in any of the PIPE Subscription Agreements inaccurate in any material respect and (iii) has no knowledge that any of the conditions to the consummation of the transactions contemplated by the PIPE Subscription Agreements will not be satisfied when required thereunder or that the transaction proceeds contemplated by the PIPE Subscription Agreements will not be made available when required thereunder. As of the date of this Agreement, no PIPE Investor has notified ENVI in writing of its intention to terminate all or any portion of the Subscription Amount (as defined in the PIPE Subscription Agreements) or not to provide the financing contemplated thereunder. Other than as set forth in the PIPE Subscription Agreements delivered to the Company in connection with the execution of this Agreement, (i) there are no conditions precedent or contingencies to the obligations of the parties under the PIPE Subscription Agreements to make the full amount of the PIPE Financing available to ENVI on the terms therein, and (ii) to the knowledge of ENVI, there are no side letters or other understandings or Contracts (written, oral or otherwise) related to the PIPE Subscription Agreements or the PIPE Financing, other than those entered into with the placement agents of the PIPE Financing.

Section 4.24 Investigation; No Other Representations.

(a) Each ENVI Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each ENVI Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company or any other Person, either express or implied, and each ENVI Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.25 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, NONE OF THE ENVI PARTIES OR ANY OTHER PERSON MAKES, AND EACH ENVI PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE ENVI PARTIES THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE ENVI PARTIES BY OR ON BEHALF OF THE MANAGEMENT OF ANY ENVI PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 4 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY ENVI PARTY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY ENVI PARTY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 5

COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law or Pandemic Measure, as set forth on

Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by ENVI (such consent not to be unreasonably withheld, conditioned or delayed), (i) to use commercially reasonable efforts to operate the business of the Group Companies in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by ENVI (such Consent, other than in the case of Section 5.1(b)(i), Section 5.1(b)(ii)(A), Section 5.1(b)(iv)(A), Section 5.1(b)(x), Section 5.1(b)(xiii), or Section 5.1(b)(xiv) (to the extent related to any of the foregoing) not to be unreasonably withheld, conditioned or delayed), not do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase or redeem any outstanding Equity Securities of any Group Company, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company;

(ii) (A) merge, consolidate, combine or amalgamate any Group Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iii) adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents or the Company Shareholders Agreement;

(iv) (A) sell, assign, abandon, lease, exclusively license or otherwise dispose of any material assets or properties of the Group Companies, other than inventory or obsolete equipment in the ordinary course of business, or (B) subject any material assets or properties of the Group Companies to any new Lien (other than any Permitted Liens);

(v) transfer, issue, sell, grant or otherwise dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, other than, in each case, (x) the issuance of Company Common Shares upon the exercise of any Company Options outstanding as of the date of this Agreement in accordance with the terms of the Company

Equity Plan and the underlying grant, award or similar agreement, (y) the issuance of Company Series A Preferred Shares or Company Series D Preferred Shares upon the exercise of any Company Warrants outstanding in accordance with the terms of the applicable agreement governing the terms of such Company Warrants and (z) the issuance of Company Common Shares upon conversion of Company Preferred Shares in accordance with the Governing Documents of the Company;

(vi) incur, create or assume any Indebtedness, other than ordinary course trade payables, or guarantee any Liability of any Person;

(vii) (A) amend or modify, in either case in a manner materially adverse to the Company, or terminate any Material Contract of the type described in Section 3.7(a)(iv), Section 3.7(a)(v), Section 3.7(a)(ix), Section 3.7(a)(x) or Section 3.7(a)(xi) (such types of Material Contracts, collectively, the “Designated Material Contracts”) (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any Designated Material Contract pursuant to its terms or entering into additional work or purchase orders pursuant to, and in accordance with the terms of, any Designated Material Contract), (B) waive any material benefit or right under any Designated Material Contract or (C) enter into any Contract that would, if in effect as of the date hereof, have constituted a Designated Material Contract or take any of the actions described in clause (A) or (B) with respect to any Contract entered into after the date hereof that would, if in effect as of the date hereof, have constituted a Designated Material Contract;

(viii) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person other than (A) intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries, and (B) the reimbursement of expenses of employees or advancements of expenses, in each case, in the ordinary course of business;

(ix) except (x) as required under the terms of any Employee Benefit Plan set forth on Section 3.11(a) of the Company Disclosure Schedules of any Group Company, or (y) in the ordinary course of business consistent with past practice (it being understood and agreed, for the avoidance of doubt, that in no event shall the exception in this clause (y) be deemed or construed as permitting any Group Company to take any action that is not permitted by any other provision of this Section 5.1(b)) (A) amend or modify in any material respect, adopt or enter into any CBA, any Employee Benefit Plan of any Group Company or any benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement (excluding any employment or consulting agreements entered into in the ordinary course of business with any newly hired or newly engaged service providers to any Group Company each of whose base salary would not exceed, on an annualized basis $400,000 per year), (B) materially increase the compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, (C) take any action to accelerate any payments (whether individually or in the aggregate), right to payment or benefit, or the funding of any payment or benefit, right to material payments (whether individually or in the aggregate), payable or to become payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company other than to the extent required by the Company Equity Plans, or (D) waive or release any noncompetition, nonsolicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, officer, employee, individual independent contractor or other service provider of any Group Company;

(x) make, change or revoke any material election concerning Taxes other than in the ordinary course of business consistent with past practice, change any annual Tax accounting period, surrender any right to claim a material Tax refund, materially amend any filed material Tax Return, file any material Tax Return inconsistent with past practice in any material respect, enter into any Tax allocation, Tax sharing, Tax indemnity or similar agreement (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes), enter into any material Tax closing agreement, settle any material Tax claim or assessment, or Consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(xi) enter into any settlement, conciliation or similar Contract with any Person the performance of which would involve the payment by the Group Companies in excess of $1,000,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or ENVI or any of its Affiliates after the Closing);

(xii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction (other than, for the avoidance of doubt, the transactions expressly contemplated by this Agreement) involving any Group Company;

(xiii) change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

(xiv) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or any Ancillary Document;

(xv) make any Company Change of Control Payment that is not set forth on Section 5.1(b)(xiv) of the Company Disclosure Schedules or make any material payment with respect to a Company Affiliated Party Transaction that is not set forth on Section 5.1(b)(xiv) of the Company Disclosure Schedules; or

(xvi) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.1.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, (a) nothing set forth in this Agreement shall give ENVI, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing, (b) any action taken, or omitted to be taken, by any Group Company to the extent such act or omission is reasonably determined by the Company, based on the advice of outside legal counsel, to be necessary to comply with any Law, Order, directive, pronouncement or guideline issued by a Governmental Entity providing for business closures, “sheltering-in-place” or other restrictions that relates to, or arises out of, COVID-19 shall in no event be deemed to constitute a breach of Section 5.1 and (c) any action taken, or omitted to be taken, by any Group Company to the extent that the Company Board reasonably determines that such act or omission is necessary in response to COVID-19 to maintain and preserve in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole, shall not be deemed to constitute a breach of Section 5.1; provided, however, (i) in the case of each of clause (b) and (c), the Company shall give ENVI prior written notice of any such act or omission to the extent reasonably practicable, which notice shall describe in reasonable detail the act or omission and the reason(s) that such act or omission is being taken, or omitted to be taken, pursuant to clause (b) or (c) and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this clause (i), the Company shall instead give such written notice to ENVI promptly after such act or omission and (ii) in no event shall clause (b) or (c) be applicable to any act or omission of the type described in Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iii), Section 5.1(b)(iv), Section 5.1(b)(v), Section 5.1(b)(vii), Section 5.1(b)(xi), Section 5.1(b)(xii), Section 5.1(b)(xiii), Section 5.1(b)(xiv), Section 5.1(b)(xv), or Section 5.1(b)(xvi) (to the extent related to any of the foregoing).

Section 5.2 Efforts to Consummate; Transaction Litigation.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) by using commercially reasonable efforts with respect to the satisfaction, but not waiver, of the closing conditions set forth in Article 6) and, in the case of any Ancillary Document to which such Party is contemplated hereby to be a party after the date of this Agreement, to execute and deliver such Ancillary Document when required pursuant to this Agreement, and (ii) the Company taking, or causing to be taken, all actions necessary or advisable to cause the agreements set forth on Section 5.2(a) of the Company Disclosure Schedules to be terminated effective as of the closing without any further obligations or Liabilities to the Company or any of its Affiliates (including the other Group Companies and, from and after the Effective Time, ENVI). Without limiting the generality of the foregoing, each of the Parties shall, and each of the Parties shall cause its controlled Affiliates to, use commercially reasonable efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. Each Party shall pay fifty percent (50%) of the HSR Act filing fees, any filing fees or other costs payable to a Governmental Entity in connection with the preparation, filing or mailing of the Registration Statement / Proxy Statement and any printing, mailing or similar fees or costs in connection with the preparation, filing or mailing of the Registration Statement / Proxy Statement. Subject to Section 8.6, except with respect to the HSR Act filing fees, any filing fees or other costs payable to a Governmental Entity in connection the preparation, filing or mailing of the Registration Statement / Proxy Statement and any printing, mailing or similar fees or costs in connection with the preparation, filing or mailing of the Registration Statement / Proxy Statement (which will be allocated as indicated above), each Party shall bear its out-of-pocket costs and expenses in connection with the preparation and receipt of any such Consents, including the legal and related expenses in connection with the preparation and submission of filings and other materials required under the Antitrust Laws. Each Party shall (i) make all required filings pursuant to the Antitrust Laws with respect to the transactions contemplated by this Agreement promptly (and in any event, with respect to the HSR Act, within ten (10) Business Days) following the date of this Agreement (unless the Parties otherwise agree in writing to a different date), and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the Antitrust Laws. ENVI shall promptly inform the Company of any communication between any ENVI Party, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform ENVI of any communication between the Company, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. Without limiting the foregoing, (a) the Parties agree to request early termination of the applicable waiting period under the HSR Act, and (b) each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the Antitrust Laws or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of ENVI and the Company. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, businesses, assets or facilities of any Group Company or any entity, business, facility or asset of such Party or any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign or terminate existing licenses or other agreements, (iv) enter into new licenses or other agreements or (v) undertake any other remedy, condition or commitment of any kind. No Party shall agree to any of the measures set forth in the immediately preceding sentence with respect to such Party or its Affiliates or with respect to any other Party or any of its Affiliates, except with ENVI’s and the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

(b) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the ENVI Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any ENVI Party) or ENVI (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any ENVI Party, the Company, or, in the case of the Company, ENVI in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any ENVI Party, the

Company, or, in the case of the Company, ENVI, the opportunity to attend and participate in such meeting or discussion.

(c) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

(d) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, ENVI, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly (i) of any event which would reasonably be expected to cause the conditions set forth in Article 6 to fail or (ii) after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of ENVI, any of the ENVI Parties or any of their respective Representatives (in their capacity as a Representative of an ENVI Party) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a Representative of a Group Company). ENVI and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other; provided, however, that in no event shall (x) ENVI, any other ENVI Party or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of theCompany (not to be unreasonably withheld, conditioned or delayed), or (y) any Group Company or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of ENVI (not to be unreasonably withheld, conditioned or delayed).

Section 5.3 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained in this Agreement or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to ENVI and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Group Companies (in a manner so as to not interfere with the normal business operations of the Group Companies). Notwithstanding the foregoing, none of the Group Companies shall be required pursuant to this Section 5.3(b) to provide, or caused to be provided, to ENVI or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall use, and shall cause the other Group Companies to use, commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company or any of their respective Affiliates or Representatives, on the one hand, and any ENVI Party, the ENVI Sponsor or any of their respective Affiliates or Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law.

(c) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, ENVI shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers and books and records of the ENVI Parties (in a manner so as to not interfere with the normal business operations of the ENVI Parties). Notwithstanding the foregoing, ENVI shall not be required pursuant to this Section 5.3(c) to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any ENVI Party is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any ENVI Party with respect to confidentiality, nondisclosure or privacy or (D) jeopardize protections afforded to any ENVI Party under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), ENVI shall use, and shall cause the other ENVI Parties to use, commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if an ENVI Party, the ENVI Sponsor or any of their respective Affiliates or Representatives, on the one hand, and any Group Company or any of their respective Affiliates or Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that ENVI shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law.

Section 5.4 Public Announcements.

(a) Subject to Section 5.4(b), Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company and ENVI; provided, however, that each Party, the ENVI Sponsor and their respective Representatives may make any such announcement or other communication (i) if such press release, announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Person shall, to the extent permitted by such applicable Law, use commercially reasonable efforts to consult with the Company, if the disclosing Person is any ENVI Party, the ENVI Sponsor or any of their respective Representatives, or ENVI, if the disclosing Person is the Company or any of its Representatives, and give the Company or ENVI, as applicable, the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, or (B) after the Closing, the disclosing Person and/or its Representatives, as applicable, shall, to the extent permitted by such applicable Law, use commercially reasonable efforts to consult with ENVI and give ENVI the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, (ii) to the extent such press release, announcement or other communication contains only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be obtained or made under this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and ENVI prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement (but in any event within four (4) Business Days after the date of this Agreement), ENVI shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and ENVI shall consider such comments in good faith. The Company, on the one hand, and ENVI, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or ENVI, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date (or such other date as may be mutually agreed to in writing by ENVI and the Company prior to the Closing), the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), ENVI shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which Closing Filing shall be mutually agreed upon by the Company and ENVI prior to the Closing (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or ENVI, as applicable). In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5 Tax Matters.

(a) Tax Treatment.

(i) The Parties intend that the Merger shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code, and each Party shall, and shall cause its respective Affiliates to, use commercially reasonable efforts to cause the Merger to so qualify (provided, for the avoidance of doubt, that nothing in this Section 5.5(a)(i) shall be interpreted to require any party to modify the economic terms of the business combination contemplated by this Agreement or take similar actions). To the fullest extent permitted by applicable Law, the Parties shall file all Tax Returns consistent with and take no position inconsistent with (whether in audits, Tax Returns or otherwise) the Intended Tax Treatment, unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Each of the Parties agrees to (x) promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Entity, and (y) reasonably cooperate with each other and their respective counsel to document and provide factual support for the Intended Tax Treatment, including by reasonably cooperating to provide factual support and customary representation letters.

(ii) The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The Parties shall not, and shall not permit or cause their respective Affiliates to, take any action not contemplated by this Agreement or any Ancillary Document, or knowingly fail to take any action required by this Agreement or any Ancillary Document, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment. Each Party shall promptly notify the other Party in writing if, before the Closing Date, such Party knows or has reason to believe that there is a reasonable likelihood that the Merger may not qualify for the Intended Tax Treatment (and whether the terms of this Agreement could be reasonably amended in a manner consistent with the provisions of Section 5.5(a)(i) in order to facilitate the Merger qualifying for the Intended Tax Treatment). If, after the date hereof but prior to the Closing Date, the Company and ENVI mutually determine (acting reasonably and in good faith) that the Merger is not expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the parties to this Agreement shall use commercially reasonable efforts to restructure the transactions contemplated hereby (such restructured transactions, the “Alternative Transaction Structure”) in a manner that is reasonably expected to cause the Alternative Transaction Structure to so qualify, including, if applicable, with respect to the Merger, by adding a merger to take place immediately after the Merger whereby the Surviving Company in the Merger would merge with and into ENVI or a wholly owned Subsidiary of ENVI that is a limited liability company disregarded as separate from ENVI for U.S. federal income tax purposes, with the new wholly owned Subsidiary of ENVI being the surviving company in such merger. If, in connection with the preparation and filing of the Registration

Statement /Proxy Statement, the SEC requests or requires that a tax opinion be prepared and submitted in connection therewith with respect to the qualification of the Merger as a reorganization and/or the consequences of the transactions contemplated hereby to the holders of securities of the Company, then Foley Hoag LLP or other counsel to the Company shall furnish such opinion, subject to customary assumptions and limitations, as requested or required by the SEC with respect to such matters (and in no event will Latham & Watkins LLP or counsel to ENVI be required to furnish such opinion). The Parties will reasonably cooperate in connection with the provision of any opinions required in connection with the transactions contemplated hereby, including in connection with the provision of customary factual representation letters.

(b) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any Tax Proceeding. Such cooperation shall include the retention and (upon the other Party’s request) making available (with the right to make copies) of records and information reasonably relevant to any Tax Proceeding, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c) Transfer Taxes. All transfer, documentary, sales, use, stamp, value added, goods and services, excise, registration and other similar Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) (“Transfer Taxes”) arising in connection with the Merger shall be borne by the Persons responsible for such Taxes under applicable Law. Each Party shall reasonably cooperate in providing any certificates or other documents required to reduce the applicable Transfer Taxes and, if and to the extent required by applicable Law, shall join the other Party(ies) in the execution of any Tax Return in respect thereof.

Section 5.6 Company Exclusive Dealing.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the other Group Companies and its and their respective officers and directors to not and shall use its commercially reasonable efforts to cause the other Representatives of the Group Companies to not, directly or indirectly: (i) solicit, initiate, knowingly induce, knowingly encourage, knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding a Company Acquisition Proposal; (iv) other than in connection with the transactions contemplated pursuant to this Agreement or the Ancillary Documents, make any filings or submissions with the SEC in connection with a public offering of any Equity Securities, or other securities, of any Group Company; or (v) otherwise cooperate in any way with, or assist or participate in any negotiations or discussions with, any Person in connection any Company Acquisition Proposal or a transaction of the type in clause (iv) (other than to inform such Person of the existence of the Company’s obligations under this Section 5.6).

(b) The Company agrees to (i) notify ENVI promptly upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (ii) keep ENVI reasonably informed on a current basis of any modifications to such offer or information. The Company shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons (other than ENVI) conducted prior to or as of the date hereof by the Company or any of the Group Companies, and the Company will, and will cause the other Group Companies and its and their Representatives, to cease and cause to be terminated any and all existing activities, discussions or negotiations, that could reasonably be expect to lead to a Company Acquisition Proposal, and shall, as promptly as practicable, terminate access by each such Person and its Representatives to any online or other data rooms containing any non-public information in respect of the Company or any of the Group Companies for the purpose of permitting such Persons to evaluate a potential Company Acquisition Proposal.

Section 5.7 ENVI Exclusive Dealing.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the ENVI Parties shall not, and shall cause their respective officers and directors not to, and shall cause the ENVI Sponsor and its controlled Affiliates not to, and shall use their commercially reasonable efforts to cause their other Affiliates and the other Representatives of the ENVI Parties, the ENVI Sponsor and their controlled Affiliates not to, directly or indirectly: (i) solicit, initiate, knowingly induce, knowingly encourage, knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or could reasonably be expected to lead to, an ENVI Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, an ENVI Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding an ENVI Acquisition Proposal; (iv) make any filings or submissions with the SEC in connection with any offering of any Equity Securities, or other securities, of any ENVI Party, other than any such filings or submissions required or otherwise expressly contemplated by this Agreement; or (v) otherwise cooperate in any way with, or assist or participate in any negotiations or discussions with, any Person in connection any ENVI Acquisition Proposal or a transaction of the type in clause (iv) (other than to inform such Person of the existence of the ENVI Parties’ obligations under this Section 5.7).

(b) ENVI agrees to (i) notify the Company promptly upon receipt of any ENVI Acquisition Proposal by any ENVI Party or ENVI Sponsor, and to describe the material terms and conditions of any such ENVI Acquisition Proposal in reasonable detail (including the identity of the Persons making such ENVI Acquisition Proposal) and (ii) keep the Company reasonably informed on a current basis of any modifications to such offer or information. ENVI shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons (other than the Group Companies) conducted prior to or as of the date hereof by any of the ENVI Parties or ENVI Sponsor, and will cause its Representatives to cease and cause to be terminated any and all existing activities, discussions or negotiations, that could reasonably be expect to lead to an ENVI Acquisition Proposal, and shall, as promptly as practicable, terminate access by each such Person and its Representatives to any online or other data rooms containing any non-public information in respect of ENVI or any of its Subsidiaries for the purpose of permitting such Persons to evaluate a potential ENVI Acquisition Proposal.

Section 5.8 Preparation of Registration Statement / Proxy Statement. As promptly as reasonably practicable following the date of this Agreement, ENVI and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of ENVI or the Company, as applicable), and ENVI shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus (the “Proxy Statement / Prospectus”) of ENVI which will be included therein and which will be used for the ENVI Shareholders Meeting to adopt and approve the Transaction Proposals, provide its applicable shareholders with the opportunity to elect to effect the ENVI Shareholder Redemption, and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by ENVI’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). Each of ENVI and the Company shall use its commercially reasonable efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to, mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of ENVI or the Company, as applicable) and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. ENVI, on the one hand, and the Company, on the other hand, shall use commercially reasonable efforts to promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.8 or for inclusion in any other statement, filing, notice or application made by or on behalf of ENVI to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement or the Ancillary Documents, including using commercially reasonable efforts to deliver customary tax representation letters to counsel to enable counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith in each case as described and to the extent provided for in Section 5.5(a)(iii). If any Party becomes aware of any information, event or circumstance relating to any Party, its business or any of its Affiliates, officers, directors or employees that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of any ENVI Party, the Company, or, in the case of the Company, ENVI thereof; (ii) the Party to which the disclosure relates shall prepare and mutually agree upon with, if such Party is the Company, ENVI, or, if such party is ENVI, the Company (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) ENVI shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the shareholders of ENVI. ENVI shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the

Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of ENVI Shares for offering or sale in any jurisdiction, and ENVI and the Company shall each use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use commercially reasonable efforts to ensure that none of the information related to him, her or it or any of its Representatives, that is supplied by it or on its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.9 ENVI Shareholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, (A) ENVI shall duly call, give notice of and duly convene and hold a meeting of its stockholders (the “ENVI Shareholders Meeting”), in accordance with the Governing Documents of ENVI and applicable Law, for the purposes of obtaining the ENVI Shareholder Approval, (B) mail the Proxy Statement / Prospectus and a valid form of proxy to the applicable shareholders of ENVI in accordance with applicable Law, (C) use commercially reasonable efforts to solicit proxies from the holders of ENVI Shares to vote in favor of each of the Transaction Proposals and (D) in connection with the mailing of the Proxy Statement / Prospectus and the ENVI Shareholders Meeting, provide the applicable ENVI shareholders with the opportunity to elect to effect an ENVI Shareholder Redemption in accordance with the Governing Documents of ENVI. ENVI shall, through unanimous approval of the members of the ENVI Board present at the meeting of the ENVI Board, recommend to its shareholders each of the following (the “ENVI Board Recommendation”): (A) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger) (the “Business Combination Proposal”); (B) the approval of the issuance of the ENVI Shares in connection with the transactions contemplated by this Agreement as required by Nasdaq listing requirements (the “Nasdaq Proposal”); (C) the adoption and approval of the Amended and Restated Certificate of Incorporation of ENVI, in the form attached hereto as Exhibit F (the “Required Governing Document Proposal”), and related advisory proposals regarding the material amendments reflected therein; (D) the adoption and approval of the ENVI Incentive Equity Plan (the “Incentive Equity Plan Proposal”); (E) the adoption and approval of the ENVI Employee Stock Purchase Plan (the “Employee Stock Purchase Plan Proposal”); (F) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (G) the adoption and approval of each other proposal reasonably agreed to by ENVI and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (H) the adoption and approval of a proposal for the adjournment of the ENVI Shareholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (H), collectively, the “Transaction Proposals”), and ENVI shall include the ENVI Board Recommendation in the Registration Statement / Proxy Statement. Notwithstanding the foregoing or anything to the contrary herein, without the prior written consent of the Company, ENVI may only adjourn the ENVI Shareholders Meeting (and ENVI shall adjourn the ENVI Shareholder Meeting if an adjournment is reasonably requested by the Company in writing) (1) to solicit additional proxies because there are not sufficient votes to constitute the ENVI Shareholder Approval, (2) for the absence of a quorum, (3) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that ENVI (or the Company) has reasonably determined in good faith, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the applicable shareholders of ENVI prior to the ENVI Shareholders Meeting or (4) if the holders of ENVI Class A Shares have elected to redeem a number of ENVI Class A Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.3(d) not being satisfied (assuming for purposes of this clause (4) that the full PIPE Financing Amount will be funded pursuant to the terms of the PIPE Subscription Agreements); provided, however, that, without the prior written consent of the Company, in no event shall ENVI adjourn the ENVI Shareholders Meeting (a) for more than ten (10) Business Days later than the most recently adjourned meeting, (b) in the case of any adjournment pursuant to clause (4), to a date that is later than twenty (20) Business Days after the originally scheduled date of the ENVI Shareholders Meeting or (c) to a date that is beyond the Termination Date. ENVI covenants that none of the ENVI Board, ENVI or any committee of the ENVI Board shall, except as otherwise determined by the ENVI Board in good faith, based on written advice from outside counsel, that, in response to an ENVI Intervening Event, a failure to change, withdraw, withhold, qualify, amend or modify its recommendation would violate the ENVI Board’s fiduciary duties under applicable Law, (i) change, withdraw, withhold, qualify, amend or modify, or publicly propose to change, withdraw, withhold, qualify, amend or modify, in a manner adverse to the Company, the ENVI Board Recommendation or any other recommendation by the ENVI Board or ENVI of the proposals set forth in the Registration Statement / Proxy Statement, (ii) adopt, approve, recommend or declare advisable to the shareholders of ENVI, or publicly propose to adopt, approve, recommend or declare advisable, any ENVI Acquisition Proposal or (iii) fail to include the ENVI Board Recommendation in the Registration Statement / Proxy Statement (any action described in clause (i), (ii) or (iii) an “ENVI Change in Recommendation”).

Section 5.10 Merger Sub Shareholder Approval. As promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, ENVI, as the sole stockholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 5.11 Conduct of Business of ENVI. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, ENVI shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, as contemplated pursuant to the PIPE Subscription Agreements), as required by applicable Law, as set forth on Section 5.11 of the ENVI Disclosure Schedules or as consented to in writing by the Company (such consent, other than in the case of Section 5.11(a), Section 5.11(b), Section 5.11(c), Section 5.11(d), Section 5.11(h), or Section 5.11(j), not to be unreasonably withheld, conditioned or delayed), do any of the following:

(a) adopt any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any ENVI Party;

(b) create or form any Subsidiary;

(c) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person, or make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person;

(d) (i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, its, or any of its Subsidiaries’, Equity Securities, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding of its, or any of its Subsidiaries’, Equity Securities, or (ii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any ENVI Party;

(e) split, combine or reclassify any of its, or any of its Subsidiaries’, capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its, or any of its Subsidiaries’, capital stock;

(f) incur, create or assume any Indebtedness, or guarantee any Liability of any Person;

(g) make any loans or advances to, or capital contributions in, any other Person, other than to, or in, ENVI or any of its Subsidiaries;

(h) issue any Equity Securities or grant any additional options, warrants or stock appreciation rights with respect to its Equity Securities;

(i) (i) amend, modify or renew any ENVI Affiliated Party Transaction, or make any material payment to any ENVI Affiliated Party (other than compensation payments to employees in the ordinary course of business, consistent with past practice, or the Contracts set forth on Section 4.12 of the ENVI Disclosure Schedules), or (ii) enter into any Contract that would constitute an ENVI Affiliated Party Transaction;

(j) engage in any activities or business, or incur any liabilities, other than any activities, businesses or ENVI Liabilities (i) in connection with or incidental or related to Merger Sub’s organization, incorporation or formation, as applicable, or an ENVI Party’s continuing corporate (or similar) existence, (ii) that are either expressly permitted under this Section 5.11 (including, for the avoidance of doubt, any activities, businesses or ENVI Liabilities expressly contemplated by, incurred in connection with the performance of any covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby), in accordance with Section 5.11 or (iii) those that are administrative or ministerial in nature and less than $100,000 individually, or in the aggregate;

(k) enter into, or amend or modify any material term of (in a manner adverse to any ENVI Party), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any Contract of a type required to be listed on Section 4.9 of the ENVI Disclosure Schedules (or any Contract, that if existing on the date hereof, would have been required to be listed on Section 4.9 of the ENVI Disclosure Schedules);

(l) (i) adopt or amend any ENVI Benefit Plan, or enter into any employment Contract or collective bargaining agreement or (ii) hire any person as an employee of ENVI or Merger Sub;

(m) make, change or revoke any material election concerning Taxes other than in the ordinary course of business consistent with past practice, change any annual Tax accounting period, surrender any right to claim a material Tax refund, materially amend any filed material Tax Return, file any material Tax Return inconsistent with past practice in any material respect, enter into any Tax allocation, Tax sharing, Tax indemnity or other similar agreement (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes), enter into any material Tax closing agreement, settle any material Tax claim or assessment, or Consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(n) change any ENVI Party’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

(o) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(p) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(q) make any ENVI Change of Control Payment that is not set forth on Section 4.22 of the ENVI Disclosure Schedules;

(r) amend, modify, alter, change or waive any of the terms, conditions and other provisions of any ENVI Warrant, including any reduction, adjustment or other alteration of the ENVI Warrant Price, whether pursuant to Section 3.1 of the ENVI Warrant Agreement or otherwise; or

(s) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.11.

Notwithstanding anything in this Section 5.11 or this Agreement to the contrary, but without limiting the terms of this Section 5.11, nothing set forth in this Agreement shall (i) give the Company, directly or indirectly, the right to control or direct the operations of any ENVI Party or (ii) prohibit, or otherwise restrict the ability of, any ENVI Party from using the funds held by ENVI outside the Trust Account to pay any ENVI Expenses or ENVI Liabilities or from otherwise distributing or paying over any funds held by ENVI outside the Trust Account that were loaned to ENVI by the ENVI Sponsor or HB Strategies as permitted under Section 5.11, as otherwise described in the Prospectus, or with the prior written consent of the Company to the ENVI Sponsor, HB Strategies or any of their respective Affiliates, in each case prior to the Closing.

Section 5.12 Nasdaq Listing; ENVI Public Filings.

(a) Nasdaq Listing. ENVI shall use its commercially reasonable efforts to cause (a) ENVI’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to be approved, (b) the ENVI Shares issuable in accordance with this Agreement, including the Merger, to be approved for listing on Nasdaq, subject to official notice of issuance thereof, and (c) to satisfy any and all of ENVI’s applicable initial and continuing listing requirements of Nasdaq, in each case as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time. The Company shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause its Representatives to, cooperate with ENVI and its Representatives in connection with the foregoing provisions of this Section 5.12(a), as reasonably requested by ENVI.

(b) ENVI Public Filings. From the date hereof through the Closing, ENVI shall (except, in the case of any reports to be filed or furnished in connection with the transactions contemplated by this Agreement or any Ancillary Document, to the extent that the Company’s breach of its applicable covenants, agreements and obligations hereunder would result in the ENVI’s inability to make such filings) use commercially reasonable efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

Section 5.13 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, ENVI shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Shareholders of ENVI pursuant to the ENVI Shareholder Redemption, (B) pay the amounts due to the underwriters of ENVI’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to ENVI in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.14 Company Shareholder Approval.

(a) As promptly as reasonably practicable (and in any event within five (5) Business Days) following the date on which the Registration Statement / Proxy Statement is declared effective under the Securities Act (the fifth (5th) Business Day following the date the Registration Statement / Proxy Statement is declared effective under the Securities Act, the “Company Shareholder Written Consent Deadline”), the Company shall obtain and deliver to ENVI a true and correct copy of a written consent (in the form attached hereto as Exhibit H) adopting and approving this Agreement and the transactions contemplated hereby (including the Merger) from the Company Shareholders that hold at least a number of Company Shares equal to the Company Required Shareholder Approval (the “Company Shareholder Written Consent”).

(b) Promptly following the receipt of the Company Required Shareholder Approval, the Company shall prepare and deliver to each Company Shareholder who has not executed and delivered the Company Shareholder Written Consent an information statement, in form and substance required under the DGCL and otherwise reasonably satisfactory to ENVI, which information statement shall include (i) copies of this Agreement and the Proxy Statement / Prospectus, (ii) a description of any dissenters’ rights of the Company Shareholders available under Section 262 of the DGCL and any other disclosure with respect to dissenters’ rights required by applicable Law and (iii) in accordance with the requirements of Section 228(e) of the DGCL, notice to any Company Shareholder who has not executed and delivered the Company Shareholder Written Consent of the corporate action by those Company Shareholders who did execute the Company Shareholder Written Consent.

Section 5.15 Financing.

(a) ENVI shall use its commercially reasonable efforts to (i) obtain the PIPE Financing, enforce the obligations of the PIPE Investors under the PIPE Subscription Agreements, and consummate the purchases contemplated by the PIPE Subscription Agreements on the terms and subject to the conditions set forth in the PIPE Subscription Agreements, (ii) satisfy all conditions to the PIPE Financing set forth in the PIPE Subscription Agreements that are within its control, and (iii) satisfy and comply with its obligations under the PIPE Subscription Agreements. The Company shall use its commercially reasonable efforts to, and shall use its commercially reasonable efforts to cause its Representatives to, cooperate with ENVI and its Representatives in connection with the matters specified in this Section 5.15(a). If reasonably requested by the Company, ENVI shall, to the extent it has such rights under any PIPE Subscription Agreement, waive any breach of any representation, warranty, covenant or agreement of such PIPE Subscription Agreement by the applicable PIPE Investor to the extent necessary to cause the satisfaction of the conditions to closing of the PIPE Financing set forth in the PIPE Subscription Agreements and solely for the purpose of consummating the Closing, provided that (i) any such waiver may be subject to, and conditioned upon, the Closing occurring and the substantially concurrent funding of the PIPE Financing, (ii) subject to, and condition upon, the Closing occurring and the substantially concurrent funding of the PIPE Financing, the Company also waives any such breach to the extent the Company is a third-party beneficiary of the provision that was so breached, and (iii) any such waiver shall be subject to the rights of the placement agent, as applicable, under such PIPE Subscription Agreement with respect to such waiver.

(b) ENVI shall not amend, modify or waive any provisions of any PIPE Subscription Agreement without the prior written consent of the Company; provided, that any amendment, modification or waiver that is solely ministerial in nature or otherwise immaterial, and, in each case, that does not affect any economic or any other material term, shall not require the prior written consent of the Company, so long as ENVI has provided to the Company no less than two (2) Business Days’ prior written notice of such amendment, modification or waiver (including the form thereof), it being understood, but without limiting the foregoing, that it shall be deemed material if any amendment, modification or waiver (i) reduces the amount of the PIPE Financing available under the PIPE Subscription Agreements or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the PIPE Financing.

(c) ENVI shall (i) promptly notify the Company upon having knowledge of any material breach or default under, or termination of, any PIPE Subscription Agreement (including any refusal or repudiation by any PIPE Investor with respect to its obligation and/or ability to provide the full financing contemplated by the applicable PIPE Subscription Agreement), (ii) at least 24 hours prior to delivering any written notice (or any other material notice) to a PIPE Investor with respect to any PIPE Subscription Agreement, deliver such notice to the Company for its prior review and Consent (which Consent shall not be unreasonably withheld, conditioned or delayed), and (iii) promptly, and in any event, within two (2) Business Days following the Company’s reasonable request, deliver the Closing Notice (as defined in the PIPE Subscription Agreement) to the PIPE Investors if conditions to the delivery of such notice under the PIPE Subscription Agreement have been satisfied or waived in accordance with the terms hereof and thereof and all of the conditions to the Closing set forth in Article 6 have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing, but that would, as of such date, reasonably be expected to be satisfied if the Closing were to occur).

Section 5.16 ENVI Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation existing as of the date of this Agreement and in effect immediately prior to the Effective Time in favor of the directors and officers of each ENVI Party, as provided in the applicable ENVI Party’s Governing Documents or director and officer indemnification agreements, in substantially the form set forth in the ENVI SEC Reports, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) ENVI will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, ENVI shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the applicable ENVI Party’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the ENVI Parties’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of any ENVI Party (the “ENVI D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such ENVI D&O Person was a director or officer of any ENVI Party on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) ENVI shall not have any obligation under this Section 5.16 to any ENVI D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such ENVI D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) ENVI shall obtain, at or prior to the Closing, and ENVI shall maintain, or cause to be maintained, in effect for a period of six (6) years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of ENVI in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time, which may be satisfied by an existing D&O insurance policy of ENVI, providing the aforementioned coverage set forth in this Section 5.16(c) (including via a prepaid or previously acquired “tail” that automatically takes effect at the Closing). Such “tail” coverage shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby than) the coverage provided under ENVI’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of the Company, ENVI or any their respective Affiliates shall be obligated to pay a premium for any “tail” policy, if any, in excess of three-hundred percent (300%) of the most recent annual premium paid by ENVI prior to the date of this Agreement and, in such event, ENVI or one of its Affiliates shall purchase the maximum coverage available for three-hundred percent (300%) of the most recent annual premium paid by ENVI prior to the date of this Agreement.

(d) If ENVI or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, ENVI shall use commercially reasonable efforts to cause the successors or assigns of ENVI to assume all of the obligations set forth in this Section 5.16.

(e) The Persons entitled to the indemnification, liability limitation, exculpation and/or insurance coverage set forth in this Section 5.16 are intended to be third-party beneficiaries of this Section 5.16. This Section 5.16 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of ENVI.

Section 5.17 Company Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation existing as of the date of this Agreement and in effect immediately prior to the Effective Time in favor of the directors and officers of the Group Companies, as provided in the applicable Group Company’s Governing Documents or director and officer indemnification agreements set forth on Section 5.17(a) of the Company Disclosure Schedules, in the form made available, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) ENVI will cause the applicable Group Companies to perform and discharge all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, ENVI shall cause the applicable Group Companies to advance expenses in connection with such indemnification as provided in the applicable Group Company’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Group Companies’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of the Group Companies (the “Company D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such Company D&O Person was a director or officer of any Group Company on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) None of ENVI or the Group Companies shall have any obligation under this Section 5.17 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) The Company shall obtain, at or prior to the Closing, and ENVI shall maintain, or cause to be maintained, in effect for a period of six (6) years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time, which may be satisfied through by an existing D&O insurance policy of the Company described in Section 5.17(a), providing the aforementioned coverage set forth in this Section 5.17(c) (including via a prepaid or previously acquired “tail” that automatically takes effect at the Closing). Such “tail” coverage shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of the Company, ENVI or any their respective Affiliates shall be obligated to pay a premium for any “tail” policy, if any, in excess of three-hundred percent (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement and, in such event, the Company or one of its Affiliates shall purchase the maximum coverage available for three-hundred percent (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.

(d) If ENVI or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, ENVI shall use commercially reasonable efforts to cause the successors or assigns of ENVI to assume all of the obligations set forth in this Section 5.17.

(e) The Persons entitled to the indemnification, liability limitation, exculpation or insurance coverage set forth in this Section 5.17 are intended to be third-party beneficiaries of this Section 5.17. This Section 5.17 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of ENVI.

Section 5.18 Post-Closing Directors and Officers.

(a) ENVI shall take all such action within its power as may be necessary or reasonably appropriate such that effective as of the Effective Time: (i) the ENVI Board shall consist of seven (7) directors; provided, that, if an individual is not identified to serve as a director pursuant to Section 5.18(e), then one director seat shall be vacant following the Effective Time until a director is appointed or elected to fill such vacant directorship in accordance with the Governing Documents of ENVI; (ii) the members of the ENVI Board are the individuals determined in accordance with Section 5.18(b), Section 5.18(c) and Section 5.18(d); (iii) the members of the compensation committee, audit committee and nominating committee of the ENVI Board are the individuals determined in accordance with Section 5.18(f); and (iv) the officers of ENVI (the “Officers”) are the individuals determined in accordance with Section 5.18(g).

(b) The individual designated by ENVI as identified on Section 5.18(b) of the ENVI Disclosure Schedules shall be a director on the ENVI Board immediately after the Effective Time (the “ENVI Designee”). Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the ENVI Sponsor may, by giving the Company and ENVI written notice, replace the ENVI Designee with any individual (so long as such individual is not a Disqualified Designee) and, upon the ENVI Sponsor so giving notice of the replacement of the ENVI Designee, Section 5.18(b) of the ENVI Disclosure Schedules shall automatically be deemed amended to include such replacement individual as the ENVI Designee in lieu of the individual so replaced.

(c) The four (4) individuals designated by the Company as identified on Section 5.18(c) of the Company Disclosure Schedules shall be directors on the ENVI Board immediately after the Effective Time (each, a “Company Designee”); provided, however, that at least two (2) of such Company Designees shall be “independent directors” with respect to ENVI under the listing rules of Nasdaq. Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, (i) the Company may, by giving ENVI and the ENVI Sponsor written notice, replace any Company Designee with any other individual that is a member of the Company Board or is a Company Board observer, in either case, as of the date of this Agreement and, upon the Company so giving notice of the replacement of such Company Designee, Section 5.18(c) of the Company Disclosure Schedules shall automatically be deemed amended to include such replacement individual as a Company Designee in lieu of, the individual so replaced. The Company may, with the prior written consent of ENVI and the ENVI Sponsor (such consent not to be unreasonably withheld, conditioned or delayed by either ENVI or the ENVI Sponsor), replace each and any Company Designee with any other individual and, if each of ENVI and the ENVI Sponsor each provides its written consent to the replacement of any such Company Designee pursuant to this clause (ii), then Section 5.18(c) of the Company Disclosure Schedules shall automatically be deemed amended to include such replacement individual as a Company Designee in lieu of the individual so replaced. Notwithstanding the foregoing or anything to the contrary herein, unless otherwise agreed in writing by ENVI and the ENVI Sponsor, in no event shall there be less than two (2) Company Designees that qualify as “independent directors” (as defined in Nasdaq rule 5605(a)(2)) (whether as a result of the replacement of any Company Designee as contemplated by this Section 5.18(c) or otherwise).

(d) The Company’s Chief Executive Officer, who as of the date of this Agreement is Andrey Zarur, shall be a director on the ENVI Board immediately after the Effective Time.

(e) The Company may identify one individual that qualifies as an “independent director” under the listing rules of Nasdaq and is reasonably acceptable to the ENVI Sponsor to serve as a director of the ENVI Board immediately after the Effective Time.

(f) Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company shall designate each director that will serve on the compensation committee, the audit committee and the nominating committee of the ENVI Board immediately after the Effective Time, subject to applicable listing rules of Nasdaq and applicable Federal Securities Laws.

(g) The individuals identified on Section 5.18(g) of the Company Disclosure Schedules shall be Officers immediately after the Effective Time, with each such individual holding the title set forth opposite their name. In the event that any such individual identified on Section 5.18(g) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability, termination of service, removal from office, or otherwise) to serve as an Officer, then, the Company may, with the prior written consent of the ENVI Sponsor (such consent not to be unreasonably withheld, conditioned or delayed), replace such individual with another individual to serve as such Officer and, if the ENVI Sponsor provides its Consent to the replacement of such Officer, then Section 5.18(g) of the Company Disclosure Schedules shall automatically be deemed amended to include such replacement individual as an Officer in lieu of the individual so replaced with such title(s as the Company shall specify.

(h) The obligations of ENVI pursuant to Section 5.18(a) shall include ENVI causing the removal or resignation of the applicable officers and directors of ENVI prior to or at the Effective Time for purposes of effectuating the agreements therein, to the extent such removal or resignation has not otherwise occurred prior to the Effective Time.

Section 5.19 PCAOB Financials.

(a) The Company shall deliver to ENVI, (i) as promptly as reasonably practicable following the date of this Agreement, the audited consolidated balance sheets of the Company as of December 31, 2019 and December 31, 2020 and the related audited consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit and cash flows of the Company for the years then ended (the financial statements described in this clause (i), the “Closing Company Audited Financial Statements”), and (ii) as promptly as reasonably practicable following the date of the applicable period, any other audited or unaudited consolidated balance sheets and the related unaudited consolidated statements of operations and comprehensive loss, and stockholders’ deficit and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of any other different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter), as applicable, that as of such date is required to be included in the Registration Statement / Proxy Statement (the financial statements described in this clause (ii), the “Other Closing Company Financial Statements”, and collectively with the Closing Company Audited Financial Statements, the “Closing Company Financial Statements”). The Company shall cause the Closing Company Financial Statements (A) to be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) in the case of any audited financial statements, to be audited in accordance with the standards of the PCAOB and to contain a report of the Company’s auditor and (C) to comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable).

(b) The Company shall use its commercially reasonable efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Group Companies, ENVI in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by ENVI with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.20 ENVI Incentive Equity Plan; ENVI Employee Stock Purchase Plan. Prior to the ENVI Shareholders Meeting, the ENVI Board shall approve and adopt (a) the equity incentive plan, in substantially the form attached as Exhibit I and with any changes or modifications thereto as the Company and ENVI may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or ENVI, as applicable) (the “ENVI Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of immediately prior to the Closing, reserving initially 31,750,000 ENVI Shares for grant thereunder plus such additional ENVI Shares as may become available for issuance in accordance with the terms set forth in the ENVI Incentive Equity Plan, and (b) an employee stock purchase plan, in substantially the form attached as Exhibit J and with any changes or modifications thereto as the Company and ENVI may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or ENVI, as applicable) (the “ENVI Employee Stock Purchase Plan”), in the manner prescribed under applicable Laws, effective as of immediately prior to the Closing, reserving initially 2,000,000 ENVI Shares for grant thereunder plus such additional ENVI Shares as may become available for issuance in accordance with the terms set forth in the ENVI Employee Stock Purchase Plan.

Section 5.21 FIRPTA Certificates. At or prior to the Closing, the Company shall deliver, or cause to be delivered, to ENVI a certificate, duly executed by the Company, complying with Treasury Regulations Section 1.897-2(h)(2) and 1.1445-2(c)(3), together with evidence that the Company has provided notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to ENVI.

Section 5.22 Section 16 Matters. Prior to the Effective Time, ENVI shall take all commercially reasonable steps as may be required (to the extent permitted under applicable Law) to cause any acquisition or disposition of the ENVI Class A Shares that occurs or is deemed to occur by reason of or pursuant to the transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to ENVI to be exempt under Rule 16b-3 promulgated under the Exchange Act, including adopting resolutions and taking other steps in accordance with the No-Action Letter, dated as of January 12, 1999, issued by the SEC regarding such matters.

Section 5.23 Post-Closing Cooperation; Further Assurances. Following the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement.

Section 5.24 Affiliate Agreements. Except as set forth on Section 5.24 of the Company Disclosure Schedules, prior to the Closing, the Company shall terminate, or cause to be terminated, without liability to ENVI or any Group Company, all Affiliate Agreements, including the Contract(s) set forth on Section 3.7 of the Company Disclosure Schedule, and obtain evidence reasonably satisfactory to ENVI that such Affiliate Agreements have been terminated effective prior to the Closing.

Section 5.25 Pre-Closing Actions. Prior to the Closing, the Company shall take, and cause its Subsidiaries to take at their own cost and expense, the actions set forth and described in Section 5.25 of the Company Disclosure Schedules (the “Pre-Closing Actions”).

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, written waiver by all of the Parties, of the following conditions:

(a) each applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated;

(b) no Order or Law issued or enacted by any court of competent jurisdiction or other Governmental Entity of competent jurisdiction enjoining or prohibiting the consummation of the Merger shall be in effect;

(c) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no Proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d) the Company Required Shareholder Approval shall have been obtained;

(e) the ENVI Required Shareholder Approval shall have been obtained;

(f) ENVI’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and,

immediately following the Effective Time, ENVI shall, after giving effect to the ENVI Shareholder Redemption, satisfy any applicable initial and continuing listing requirements of Nasdaq, and ENVI shall not have received any notice of non-compliance therewith (and there is no basis for Nasdaq to provide such a notice of non-compliance) that has not been cured prior to, or would not be cured at or immediately following, the Effective Time, the ENVI Shares (including the ENVI Shares to be issued hereunder) shall have been approved for listing on Nasdaq; and

(g) after giving effect to the transactions contemplated hereby (including after giving effect to the PIPE Financing and after giving effect to the ENVI Shareholder Redemption), ENVI shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time.

Section 6.2 Other Conditions to the Obligations of the ENVI Parties. The obligations of the ENVI Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, written waiver by ENVI (on behalf of itself and the other ENVI Parties) of the following further conditions:

(a) (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.8(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.8(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date); provided, however, that this clause (ii) shall be deemed to be satisfied if no Company Material Adverse Effect is continuing, and (iii) the representations and warranties of the of the Company set forth in Article 3 (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing;

(d) the Pre-Closing Actions have been performed in accordance with Section 5.25 of the Company Disclosure Schedules; and

(e) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to ENVI the following documents:

(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to ENVI; and

(ii) the Investor Rights Agreement duly executed by the Company Shareholders set forth on Section 6.2(e)(ii) of the Company Disclosure Schedules.

Section 6.3 Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, written waiver by the Company of the following further conditions:

(a) (i) the ENVI Fundamental Representations (other than the representations and warranties set forth in Section 4.8(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “ENVI Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties ENVI Parties set forth in Section 4.8(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date); provided, however, that this clause (ii) shall be deemed to be satisfied if no ENVI Material Adverse Effect is continuing, and (iii) the representations and warranties of the ENVI Parties of the ENVI Parties (other than the ENVI Fundamental Representations) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “ENVI Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause an ENVI Material Adverse Effect;

(b) the ENVI Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no ENVI Material Adverse Effect has occurred that is continuing;

(d) the Aggregate Transaction Proceeds shall be equal to or greater than $105,000,000;

(e) as of immediately following the Effective Time, the ENVI Board shall consist of the number of directors, and be comprised of the individuals, determined pursuant to Section 5.18(a)(i)-(ii);

(f) (i) the Amended and Restated Certificate of Incorporation of ENVI, in the form attached hereto as Exhibit F (or in such other form to which the Company shall have consented in writing (such consent not to be unreasonably withheld, conditioned or delayed)), shall have been filed with the Secretary of State of the State of Delaware and shall have become effective or shall provide that they will become effective no later than the Effective Time and (ii) the Amended and Restated Bylaws of ENVI, in the form attached hereto as Exhibit G (or in such other form to which the Company shall have consented in writing (such consent not to be unreasonably withheld, conditioned or delayed)), shall have become effective or shall provide that they will become effective no later than the Effective Time;

(g) the ENVI Sponsor and the Other Class B Shareholders shall have complied in all material respects with their covenants and agreements required to be performed or complied with by them under the Sponsor Letter Agreement at or prior to the Closing;

(h) at or prior to the Closing, ENVI shall have delivered, or caused to be delivered, the following documents:

(i) a certificate duly executed by an authorized officer of ENVI, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b), and Section 6.3(c), are satisfied, in a form and substance reasonably satisfactory to the Company; and

(ii) the Investor Rights Agreement duly executed by ENVI, the ENVI Sponsor and the Other Class B Shareholders.

Section 6.4 Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by the Company’s breach of its obligations under this Agreement, including a breach of its obligations to use commercially reasonable efforts to cause the Closing to occur as required by Section 5.2. None of the ENVI Parties rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by an ENVI Party’s breach of its obligations under this Agreement, including a breach of its obligations to use commercially reasonable efforts to cause the Closing to occur as required by Section 5.2.

ARTICLE 7

TERMINATION

Section 7.1 Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of ENVI and the Company;

(b) by ENVI, if any of the representations or warranties set forth in Article 3 shall not be true and correct or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by ENVI, and (ii) the Termination Date; provided, however, that none of the ENVI Parties is then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

(c) by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if any ENVI Party has failed to perform any covenant or agreement on the part of such applicable ENVI Party set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to ENVI by the Company and (ii) the Termination Date; provided, however, the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

(d) by either ENVI or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to 11:59 P.M. Eastern Time on February 10, 2022 the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to ENVI if any ENVI Party’s breach of any of its covenants or obligations under this Agreement or any Ancillary Document to which it is a party shall have proximately caused (either individually or when taken together) the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of any its covenants or obligations under this Agreement or any Ancillary Document to which it is party shall have proximately caused (either individually or when taken together) the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date; provided, further, that the Termination Date shall be automatically extended by an additional six months if the U.S. Department of Justice or the U.S. Federal Trade Commission issues a “Second Request” for additional information or documentary material pursuant to the HSR Act;

(e) by either ENVI or the Company, if any Governmental Entity of competent jurisdiction shall have issued an Order or enacted or promulgated a Law permanently enjoining or prohibiting the consummation of the Merger (and, in the case of an Order, such Order shall have become final and nonappealable);

(f) by either ENVI or the Company, if the ENVI Shareholders Meeting has been held (including following any adjournment thereof), has concluded, ENVI’s shareholders have duly voted and the ENVI Required Shareholder Approval was not obtained; or

(g) by ENVI, if the Company has not delivered, or cause to be delivered, to ENVI written consents of the Company Shareholders sufficient to constitute the Company Shareholder Written Consent on or prior to the date that constitutes the Company Shareholder Written Consent Deadline; provided, however, that the termination rights under this Section 7.1(g) shall expire and ENVI shall not be entitled to terminate this Agreement pursuant to this Section 7.1(g) if the Company Required Shareholder Approval has been obtained and delivered to ENVI prior to the time that this Agreement is terminated pursuant to this Section 7.1(g).

Section 7.2 Effect of Termination. Except for a termination pursuant to Section 7.1(a), any termination of this Agreement pursuant to Section 7.1 will be effective (subject to the cure periods (if any) provided above) immediately upon the delivery of a valid written notice of the terminating Party to each of the other Parties hereto. In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of Section 5.3(a), this Section 7.2, Article 8 and Article 1 (to the extent, with respect to Article 1, related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and the Confidentiality Agreement shall survive any such termination and remain the valid and binding obligations of the parties thereto in accordance with its terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or any Fraud or (ii) any Person’s Liability under any PIPE Subscription Agreement, any Confidentiality Agreement, any Transaction Support Agreement, or the Sponsor Letter Agreement to which he, she or it is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Non-Survival. The representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time) of the Parties set forth in this Agreement shall terminate at the Effective Time. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms.

Section 8.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents and the Confidentiality Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, including the Non-Binding Letter of Intent dated April 21,

2021. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of ENVI and the Company; provided, however, that to the extent any such assignment following the Closing relates to the ENVI Sponsor Specified Provisions, the assigning Party shall continue to be bound by its obligations under such provisions. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void.

Section 8.3 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by ENVI and the Company; provided, however, that following the Closing any amendment or modification to the ENVI Sponsor Specified Provisions that is adverse to the ENVI Sponsor shall also require the written consent of the ENVI Sponsor. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void ab initio. Subject to the foregoing, this Agreement may be amended or modified before or after the adoption and approval of this Agreement by the Company Shareholders or the shareholders of Merger Sub, provided that after any such adoption and approval, no amendment or modification shall be made to this Agreement that by Law requires further approval or authorization by the Company Shareholders or the shareholders of Merger Sub without such further approval or authorization.

Section 8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) or by reputable overnight courier (fees prepaid) (upon the next Business Day) to the other Parties as follows:

(a)	If to any ENVI Party, to:

c/o Environmental Impact Acquisition Corp.

535 Madison Avenue

New York, NY 10022

Attention:   Legal Department

E-mail:       lteipner@cgf.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Attention:   Steven B. Stokdyk; Brian Duff

E-mail:       steven.stokdyk@lw.com; brian.duff@lw.com

(b)	If to the Company, to:

GreenLight Biosciences, Inc.

200 Boston Avenue, Suite 3100

Medford, MA 02155

Attention: General Counsel

Email: notices@greenlightbio.com

with a copy (which shall not constitute notice) to:

Foley Hoag LLP

155 Seaport Blvd.

Boston, MA 02210

Attention:   David Broadwin; John Hancock

E-mail:       dab@foleyhoag.com; jhancock@foleyhoag.com

and a copy (which shall not constitute notice) to:

Foley Hoag LLP

1301 Avenue of the Americas, 25th Floor

New York, NY 10019

Attention:   Adrienne Ellman

Email:       aellman@foleyhoag.com

or to such other address as the Party to whom notice is given may have furnished following the date of this Agreement and prior to such notice to the others in writing in the manner set forth above.

Section 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 8.6 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses. For the avoidance of doubt, if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and ENVI shall pay, or cause to be paid, all Unpaid ENVI Expenses.

Section 8.7 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) references to the pronoun “they” or “them” when referring to a natural person shall also include the feminine, masculine and other genders; (c) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (d) references to “$” or “dollar” or “US$” shall be references to United States dollars; (e) the word “or” is disjunctive but not necessarily exclusive; (f) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (g) the word “day” means calendar day unless Business Day is expressly specified; (h) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (i) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (j) the words “provided”, “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to ENVI, any documents or other materials posted to the electronic data room located at the Intralinks Virtual Data Room under the project name “Project Honey Bee” as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement; (k) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (l) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the ENVI Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the ENVI Disclosure Schedules), respectively, shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the ENVI Disclosure Schedules), respectively, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the sections or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature and shall not be deemed to be an admission that such information is material or required to be disclosed.

Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.16, Section 5.17, the last sentence of this Section 8.9 and Section 8.13, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The ENVI Sponsor shall be an express third-party beneficiary of Section 8.2, Section 8.3, this Section 8.9, Section 8.13 and Section 8.14 (collectively, the “ENVI Sponsor Specified Provisions”).

Section 8.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party or its stockholders. Upon any such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, DocuSign (or similar platform) or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12 Knowledge of Company; Knowledge of ENVI. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 4.8(a) of the Company Disclosure Schedules (the “Company Knowledge Parties”), assuming the Company Knowledge Parties have made reasonable inquiry of their direct reports. For all purposes of this Agreement, the phrase “to ENVI’s knowledge” and “to the knowledge of ENVI” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the ENVI Disclosure Schedules (the “ENVI Knowledge Parties”), assuming the ENVI Knowledge Parties have made reasonable inquiry of their direct reports. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the ENVI Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13 No Recourse. Without limiting any rights of any party to an Ancillary Document against any other party to such Ancillary Document to the extent arising under the terms and conditions thereof or any Liabilities of any party to an Ancillary Document to any other party to such Ancillary Document to the extent arising under the terms and conditions thereof, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought by and against, the Parties, and then only with respect to the specific covenants, agreements, obligations, representations and warranties set forth herein with respect to such Party. Without limiting any rights of any party to an Ancillary Document against any other party to such Ancillary Document to the extent arising under the terms and conditions thereof or any Liabilities of any party to an Ancillary Document to any other party to such Ancillary Document to the extent arising under the terms and conditions thereof, except for the Parties (and then only to the extent of the specific covenants, agreements, obligations, representations and warranties undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any of the foregoing shall have any Liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other Liabilities of any one or more of the Company, ENVI or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

Section 8.14 Extension; Waiver. The Company may (a) extend the time for the performance of any of the obligations or other acts of the ENVI Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the ENVI Parties set forth herein or (c) waive compliance by the ENVI Parties with any of the agreements or conditions set forth herein. ENVI may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Notwithstanding the foregoing or anything to the contrary in this Agreement, following the Closing any extension or waiver of the ENVI Sponsor Specified Provisions that is adverse to the ENVI Sponsor shall also require the written consent of the ENVI Sponsor. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.15 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby,. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) any claim that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by overnight courier to such party’s address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 8.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.18 Trust Account Waiver. Reference is made to the final prospectus of ENVI, dated as of January 13, 2021 and filed with the SEC (File Nos. 333-251593 and 333-252093) on January 15, 2021 (the “Prospectus”). The Company acknowledges and agrees and understands that ENVI has established a trust account (the “Trust Account”) containing the proceeds of its IPO (including the proceeds of the exercise by the underwriters of their over-allotment option) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of ENVI’s public shareholders (the “Public Shareholders”), and that ENVI may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of ENVI entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Representatives (acting through the Company) does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between ENVI or its Representatives, on the one hand, and the Company or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Trust Account Released Claims”). The Company, on behalf of itself and its Representatives (acting through the Company), hereby irrevocably waives any Trust Account Released Claims that the Company or any of its Representatives (acting through the Company) may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations or Contracts with ENVI or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with ENVI or its Affiliates), other than for the release of proceeds from the Trust Account upon the consummation of the Merger.

* * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

ENVIRONMENTAL IMPACT ACQUISITION CORP.

By:	/s/ Daniel Coyne
Name:	Daniel Coyne
Title:	Chief Executive Officer

HONEY BEE MERGER SUB, INC.

By:	/s/ Daniel Coyne
Name:	Daniel Coyne
Title:	Chief Executive Officer

GREENLIGHT BIOSCIENCES, INC.

By:	/s/ Andrey Zarur
Name:	Andrey Zarur, Ph.D.
Title:	Chief Executive Officer

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